SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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BOK FINANCIAL CORPORATION
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March 15, 2012

To Each Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of BOK Financial Corporation to be held this year in the Tulsa Room on the ninth floor of the Bank of Oklahoma Tower, One Williams Center, Tulsa, Oklahoma on Tuesday, April 24, 2012, at 11:00 a.m. local time.  Details of the business to be conducted at the annual meeting are given in the attached Notice of Annual Meeting and Proxy Statement.  Also enclosed is our Annual Report to Shareholders, covering the fiscal year ended December 31, 2011.

We hope that you will be able to attend this meeting, but all shareholders, whether or not they expect to attend the meeting, are requested to complete, date and sign the enclosed proxy and return it in the enclosed envelope as promptly as possible.

We look forward to seeing you at the meeting.

Sincerely,

                         /s/ George B. Kaiser
___________________________________________
George B. Kaiser, Chairman of the
Board of Directors

                         /s/ Stanley A. Lybarger
____________________________________________
Stanley A. Lybarger, President and
Chief Executive Officer

IF YOU PLAN TO ATTEND THE 2012 ANNUAL MEETING OF SHAREHOLDERS OF BOK FINANCIAL CORPORATION, PLEASE TAKE NOTE OF THE FOLLOWING:  Due to security measures in place at the Bank of Oklahoma Tower, it will be necessary for you to check in at the security desk on the plaza level of the Tower.  You will be required to provide identification to receive a visitor pass.

TABLE OF CONTENTS

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS	5
General	5
Voting by Proxy	5
Voting and Quorum Requirements at the Meeting	6
Solicitation of Proxies	6
Annual Report	6
Principal Shareholders of the Company	7
Security Ownership of Certain Beneficial Owners and Management	7

PROPOSAL ONE – ELECTION OF DIRECTORS	10
Nominees and Vote Required to Elect Nominees	10
Term of Office	10
Family Relationships	10
Information about Nominees	10

PROPOSAL TWO – RATIFICATION OF SELECTION OF AUDITOR	15

PROPOSAL THREE – ADVISORY VOTE TO APPROVE THE COMPENSATION OF NAMED EXECUTIVE OFFICERS	16

CORPORATE GOVERNANCE	17
Director Compensation	17
Attendance of Meetings	18
Director Nominations	18
Director Independence	19
Compensation Committee Interlocks and Insider Participation	19
Committees of the Board of Directors	19
Risk Oversight and Audit Committee	19
Independent Compensation Committee	20
Credit Committee	20
Independent Director Meetings	20
Communication with the Board of Directors	20
Report of the Risk Oversight and Audit Committee	21
Principal Accountant Fees and Services	22
Board Leadership Structure	22
Board Role in Oversight of Risk	22
Executive Officers	23

COMPENSATION DISCUSSION AND ANALYSIS	24
Committee Report	24

EQUITY COMPENSATION PLAN INFORMATION	37

EXECUTIVE COMPENSATION TABLES	38
Summary Compensation Table	38
Option Exercises and Stock Vested	39
Grants Of Plan-Based Awards	40
Outstanding Equity Awards at Fiscal Year-End	42
Pension Benefits	51
Nonqualified Deferred Compensation	52
Potential Payments Upon Termination	53

RELATED PARTY TRANSACTION REVIEW AND APPROVAL POLICY	56

CERTAIN TRANSACTIONS	56

INSIDER REPORTING	57

PROPOSALS OF SHAREHOLDERS	57

OTHER MATTERS	58

BOK FINANCIAL CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held on April 24, 2012

Each Shareholder:

Notice is hereby given that the Annual Meeting of Shareholders of BOK Financial Corporation (the "Company" or "BOK Financial"), an Oklahoma corporation, will be held in the Tulsa Room on the ninth floor of the Bank of Oklahoma Tower, One Williams Center, Tulsa, Oklahoma on April 24, 2012, at 11:00 a.m. local time, for the following purposes:

1.	To fix the number of directors to be elected at seventeen (17) and to elect seventeen (17) persons as directors for a term of one year or until their successors have been elected and qualified;

2.	To ratify the selection of Ernst & Young LLP as the Company’s independent auditor for the fiscal year ending December 31, 2012;

3.	To consider an advisory vote to approve the compensation of the named executive officers; and

4.	To transact such other business as may properly be brought before the Annual Meeting or any adjournment or adjournments thereof.

The meeting may be adjourned from time to time and, at any reconvened meeting, action with respect to the matters specified in this notice may be taken without further notice to shareholders unless required by the Company’s Bylaws.

The Board recommends that shareholders vote FOR (i) the director nominees named in the accompanying Proxy Statement, (ii) the ratification of Ernst & Young LLP as the Company’s independent auditor for the fiscal year ending December 31, 2012; and (iii) the approval of the named executive officers’ compensation.

Only shareholders of record at the close of business on March 1, 2012, shall be entitled to receive notice of, and to vote at, the annual meeting.  A complete list of shareholders entitled to vote will be available for inspection at our offices, Bank of Oklahoma Tower, One Williams Center, Tulsa, OK 74172.

BY ORDER OF THE BOARD OF DIRECTORS

                         /s/ Frederic Dorwart, Secretary

Frederic Dorwart, Secretary
March 15, 2012
Tulsa, Oklahoma

BOK FINANCIAL CORPORATION
Bank of Oklahoma Tower
Tulsa, Oklahoma  74172

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

To be held April 24, 2012

General

The enclosed proxy is solicited on behalf of the Board of Directors of BOK Financial Corporation for use at our annual meeting of shareholders.  The annual meeting will be held on Tuesday, April 24, 2012, at 11:00 a.m. local time in the Tulsa Room on the ninth floor of the Bank of Oklahoma Tower, One Williams Center, Tulsa, Oklahoma.

These proxy materials will be mailed on or about March 15, 2012 to holders of record of common stock as of the close of business on March 1, 2012.

Voting by Proxy

If you are the “record holder” of your shares (shares owned in your own name and not through a bank or brokerage firm), you may vote by phone, over the Internet, by mail, or in person at the annual meeting.  We encourage you to vote by phone, mail, or on the Internet even if you plan to attend the meeting.

If not revoked, your proxy will be voted at the annual meeting in accordance with your instructions marked on the proxy card.  If you fail to mark your proxy with instructions, your proxy will be voted in accordance with the recommendations of the Board of Directors: FOR the election of the seventeen (17) nominees for director listed in this Proxy Statement, FOR the ratification of Ernst & Young LLP as the Company’s independent auditor for the fiscal year ending December 31, 2012, and FOR the approval of the named executives’ compensation.  If you are voting shares held in the BOK Financial Thrift Plan and you fail to mark your proxy with instructions, your shares will be voted by the Trustee of the Thrift Plan in the same ratio as those shares credited to the account of the Thrift Plan members who do give instructions to the Trustee.

If you hold your shares in “street name” (shares held in the name of a bank or broker on a person’s behalf), you must vote by following the instructions on the form that you receive from your broker or nominee.  Without your instructions, your broker or nominee is permitted to use its own discretion and vote your shares on certain routine matters (such as Item 2 – ratifying the selection of the auditor), but is not permitted to use discretion and vote your shares on non-routine matters (such as Items 1 and 3).  Prior to 2010, the election of directors was considered a routine matter, but brokers are no longer permitted to vote your shares for the election of directors, and those votes will constitute broker non-votes.  Therefore, we urge you to give voting instructions to your broker on all voting items.

As to any other matter that may be properly brought before the annual meeting, your proxy will be voted as the Board of Directors may recommend.  If the Board of Directors makes no recommendation, your proxy will be voted as the proxy holder named in your proxy card deems advisable.  The Board of Directors does not know of any other matter that is expected to be presented for consideration at the annual meeting.

Any shareholder executing a proxy retains the right to revoke it any time prior to exercise at the annual meeting.  A proxy may be revoked by (i) delivery of written notice of revocation to Frederic Dorwart, Secretary, at 124 East Fourth Street, Tulsa, Oklahoma 74103, (ii) execution and delivery of a later proxy to the address indicated on the proxy card, or (iii) voting the shares in person at the annual meeting.  If not revoked, all shares represented by properly executed proxies will be voted as specified therein.

Voting and Quorum Requirements at the Meeting

Only holders of shares of common stock of the Company at the close of business on March 1, 2012 (the “record date”) are entitled to notice of and to vote at the annual meeting.  On the record date, there were 69,820,381 shares of common stock entitled to vote.

You will have one vote for each share of common stock held by you on the record date.

In order to have a meeting it is necessary that a quorum be present.  The presence in person or by proxy of the holders of a majority of the outstanding shares of common stock is necessary to constitute a quorum at the annual meeting.  Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum.  Abstentions and broker non-votes will not be counted as having voted either for or against a proposal.

The affirmative vote of the holders of shares representing a majority of the voting power of the shareholders present or represented at the meeting in which a quorum is present and entitled to vote is required for approval of all matters other than election of directors.  Directors are elected by the affirmative vote of the holders of shares representing a majority of the voting power of the shareholders present or represented at the meeting in which a quorum is present and entitled to vote for the election of directors, but if the number of nominees exceeds the number of directors to be elected (i.e. a contested election), the shareholders shall instead elect the directors by plurality vote of the shares present in person or by proxy.

George B. Kaiser currently owns approximately 59.8% of the outstanding common stock and plans to vote all of his shares.

Solicitation of Proxies

  We are paying for all our costs incurred in soliciting proxies for the annual meeting.  In addition to solicitation by mail, we may use our directors, officers and regular employees to solicit proxies by telephone or otherwise.  These personnel will not be specifically compensated for these services.  We will pay persons holding shares of common stock for the benefit of others, such as nominees, brokerage houses, banks, and other fiduciaries, for the expense of forwarding solicitation materials to the beneficial owner.

Annual Report

Our Annual Report to Shareholders, covering the fiscal year ended December 31, 2011, including audited financial statements, is enclosed.  No parts of the Annual Report are incorporated in this Proxy Statement or are deemed to be a part of the material for the solicitation of proxies.

Principal Shareholders of the Company

To the extent known to the Board of Directors of the Company, as of March 1, 2012, the only shareholders of the Company having beneficial ownership of more than 5% of the shares of common stock of the Company are as set forth below:
                             Amount & Nature                                           Percent of
Name & Address of Beneficial Owner                                                                                     Beneficial Ownership                                            Class

George B. Kaiser(1)                                                                                                                                  42,104,369                                                          59.8%
P.O. Box 21468, Tulsa, Oklahoma 74121-1468

George Kaiser Family Foundation                                                                                                          4,775,534                                                            6.8%
7020 South Yale, Suite 220, Tulsa, OK, 74136

(1)	Includes 1,716,453 shares owned by Assurances Company, LLC and 327,121 shares owned by Assurances Company II, LLC of which Mr. Kaiser is the sole member.

Security Ownership of Certain Beneficial Owners and Management

As of March 1, 2012, there were 69,820,381 shares of common stock issued and outstanding.  The following table sets forth, as of March 1, 2012, the beneficial ownership of common stock of BOK Financial by each director and nominee, the chief executive officer (Mr. Lybarger), the chief financial officer (Mr. Nell), and the three other executive officers named in the Summary Compensation Table appearing at page 38, and, as a group, all such persons and other executive officers not named in the table.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)

Gregory S. Allen	3,940 (3)	*
C. Fred Ball, Jr.	61,925 (4)	*
Sharon J. Bell	79,490 (5)	*
Peter C. Boylan, III	4,595 (6)	*
Steven G. Bradshaw	125,424 (7)	*
Chester Cadieux, III	1,275	*
Charles E. Cotter	81,078 (8)	*
Joseph W. Craft III	784	*
William E. Durrett	89,002 (9)	*
Daniel H. Ellinor	108,399 (10)	*
John W. Gibson	641	*
David F. Griffin	40,366 (11)	*
V. Burns Hargis	24,334 (12)	*
E. Carey Joullian, IV	4,002 (13)	*
George B. Kaiser	42,104,369 (14)	59.8%
Robert J. LaFortune	50,895	*
Stanley A. Lybarger	395,293 (15)	*
Steven J. Malcolm	1,766 (16)	*
Steven E. Nell	124,507 (17)	*
E.C. Richards	2,817 (18)	*
Michael C. Turpen	263 (19)	*
All directors, nominees, and executive officers listed on page 23 (24 persons)	43,415,140	61.7%
* Less than one percent (1%)

(1)	Except as otherwise indicated, all shares are beneficially owned and the sole investment and voting power is held by the person named.

(2)
All percentages are rounded to the nearest tenth, and are based upon the number of shares outstanding as of the date set forth above.  For purposes of computing the percentages of the outstanding shares owned by the persons described in the table, any shares such persons are deemed to own by having a right to acquire such shares by exercise of an option are included, but shares acquirable by other persons by the exercise of stock options are not included.

(3)	Includes 3,940 shares owned jointly by Mr. Allen and Elizabeth Allen.

(4)
Includes options to purchase 46,016 shares of BOK Financial common stock immediately exercisable or becoming exercisable within 60 days.  Also includes 2,000 shares owned by Mr. Ball and Charlotte Ball, and 5,267 shares owned by C. Fred Ball, Jr. IRA.

(5)
Includes 2,791 shares owned by Ms. Bell’s spouse, Gregory Allen Gray.  Also includes 18,440 shares owned by the J. A. Chapman and Leta M. Chapman Trust (1949), of which Ms. Bell is individual trustee, and 21,329 shares owned by the Leta McFarlin Chapman Trust (1974), of which Ms. Bell is co-trustee.

(6)	Includes 2,000 shares owned by Boylan Partners, LLC.

(7)
Includes options to purchase 60,426 shares of BOK Financial common stock immediately exercisable or becoming exercisable within 60 days.  Also includes 40,164 shares owned by the Steven G. Bradshaw Revocable Trust, of which Mr. Bradshaw and Marla Bradshaw are trustees, 23,700 shares of restricted stock and 1,134 shares held in the BOK Thrift Plan.

(8)
Includes options to purchase 61,749 shares of BOK Financial common stock immediately exercisable or becoming exercisable within 60 days.  Also includes 15,817 shares owned by the Cotter Family Limited Partnership, 3,485 shares of restricted stock and 25 shares held in the BOK Thrift Plan.

(9)
Includes 1,884 shares indirectly owned by the William E. Durrett Revocable Trust, 5,041 shares indirectly owned by the Durrett Family Limited Partnership, 79,183 shares indirectly owned by American Fidelity Assurance Company, 1,121 shares indirectly owned by CPROP, INC., 199 shares indirectly owned by CELP, and 1,574 shares indirectly owned by CAMCO.

(10)
Includes options to purchase 61,268 shares of BOK Financial common stock immediately exercisable or becoming exercisable within 60 days.  Also includes 30,024 shares of restricted stock and 636 shares held in the BOK Thrift Plan.

(11)	Includes 38,903 shares indirectly owned by Doppler Investments, L.P.

(12)	Includes 24,334 shares indirectly owned by Mr. Hargis and Ann Hargis.

(13)	Includes 1,869 shares indirectly owned by JCAP, LLC.

(14)	Includes 1,716,453 shares owned by Assurances Company, LLC and 327,121 shares owned by Assurances Company II, LLC of which Mr. Kaiser is the sole member.

(15)
Includes options to purchase 165,695 shares of BOK Financial common stock immediately exercisable or becoming exercisable within 60 days. Also includes 14,730 shares indirectly owned by Marcia Lybarger Living Trust, 7,744 shares indirectly owned by Stanley A. Lybarger, IRA, 145,686 shares of restricted stock, 31,192 shares of phantom stock in Mr. Lybarger’s deferred compensation plan, and 25 shares held in the BOK Thrift Plan.

(16)	Includes 1,766 shares indirectly owned by the Steven J. Malcolm Revocable Trust.

(17)
Includes options to purchase 86,619 shares of BOK Financial common stock immediately exercisable or becoming exercisable within 60 days.  Also includes 11,775 shares of restricted stock and 25 shares held in the BOK Thrift Plan.

(18)	Includes 1,952 shares indirectly owned by the Emmet C. Richards Revocable Trust and 865 shares owned by Core Investment Capital, LLC.

(19)	Includes 263 shares indirectly owned by Mr. Turpen and Susan Turpen.

PROPOSAL ONE

ELECTION OF DIRECTORS

Nominees and Vote Required to Elect Nominees

A board of seventeen (17) directors is to be elected at the annual meeting.  The nominees for director who receive a majority of shares voting “FOR” their election shall be elected as directors.  You may vote the number of shares of common stock you own for up to seventeen (17) persons.  Unless you otherwise instruct by marking your proxy card, the proxy holders will vote the proxies received by them FOR the election of each of the seventeen (17) nominees named below, unless you hold your shares in street name, in which case your broker is not permitted to use its discretion and those votes will constitute broker non-votes.

 If at the time of the annual meeting any of the nominees is unwilling or unable to serve, all proxies received will be voted in favor of the remainder of those nominated and for such substitute nominees, if any, as shall be designated by the Board and nominated by any of the proxies named in the enclosed proxy form.  We have no reason to believe that any of the nominees will be unable or unwilling to serve if elected.

Term of Office

 The term of office of each person elected as a director will continue until the next annual meeting of shareholders or until his or her successor has been elected and qualified.

Family Relationships

There are no family relationships by blood, marriage or adoption between any director or executive officer of the company and any other director or executive officer of the company.

Information about Nominees

Certain information concerning the nominees to the Board of Directors of the company is set forth below based on information supplied by the nominees.  All information is as of March 1, 2012.  All references in this Proxy Statement to “BOKF” shall mean BOKF, National Association, the banking subsidiary of BOK Financial Corporation, which operates through the following regional divisions: Bank of Albuquerque, Bank of Arizona, Bank of Arkansas, Bank of Kansas City, Bank of Oklahoma (“BOK”), Bank of Texas (“BOT”), and Colorado State Bank and Trust.  BOSC, Inc. is a wholly-owned subsidiary of BOK Financial Corporation.  No other corporation or organization listed below is a parent, subsidiary, or other affiliate of BOK Financial Corporation unless otherwise indicated.

Name	Age	Principal Occupation and Business Experience During Last 5 Years and Directorships of Other Public Companies	First Year Became a Director

Gregory S. Allen	49
Chief Executive Officer, Maine Street Holdings, Inc. (consulting firm to food industry).  Mr. Allen retired from Advance Food Company Inc. in 2010, where he served as Chief Executive Officer from 2003.  In addition, he is a director of AdvancePierre Foods, Inc. (food processing company), American Fidelity Corporation (insurance holding company), Houston Baseball Partners, LLC (owner of baseball franchise and television cable network) and Airrosti Rehab Centers, LLC.  We believe Mr. Allen’s qualifications to sit on our Board of Directors include his experience as an attorney and entrepreneur, as well as his management expertise.
			2005

C. Fred Ball, Jr.	67	Senior Chairman of BOT, and formerly its Chairman, Chief Executive Officer, and President. Before joining BOT in 1997, Mr. Ball was Executive Vice President of Comerica Bank-Texas and later President of Comerica Securities, Inc. We believe Mr. Ball’s qualifications to sit on our Board of Directors include his almost four decades of experience in the banking industry and his involvement with the Texas market.	1999

Sharon J. Bell	60	Attorney and Managing Partner, Rogers and Bell (Tulsa, Oklahoma); Trustee and General Counsel, Chapman-McFarlin Interests; formerly a Director and President of Red River Oil Company (oil and gas exploration and development). We believe Ms. Bell’s qualifications to sit on our Board of Directors include her experience as an attorney and trustee, and leadership skills demonstrated through her civic involvement.	1993

Peter C. Boylan, III	48
CEO of Boylan Partners, LLC (investment and advisory services) since March 2002.  From 1994 through early 2002, Mr. Boylan served in a variety of senior executive positions including Chairman, CEO, President, COO, Director, and CFO of both private and publicly traded entertainment, technology and media companies controlled or affiliated with Liberty Media Corporation.  Mr. Boylan serves as a director of MRC Global, Inc., McJunkin Redman Holding Corporation and its parent, PRV Holdings, LLC, as well as St. Francis Health System.  We believe Mr. Boylan’s qualifications to sit on our Board of Directors include his corporate executive management and leadership experience, his accounting, financial, and audit committee expertise, media and technology expertise, civic service, and experience sitting on other public and private boards of directors.
			2005

Chester E. Cadieux, III	45	Chairman and CEO of QuikTrip Corporation (a gasoline and retail convenience chain) since 2002. Mr. Cadieux previously served as Vice President of Sales at QuikTrip Corporation. We believe Mr. Cadieux’s qualifications to sit on our Board of Directors include his knowledge of finance and accounting, his management experience, and his knowledge of all of our geographic markets.	2005

Joseph W. Craft, III	61	President, Chief Executive Officer and Director of Alliance Resource Partners, L.P. (a diversified coal producer and marketer) since 1999. Mr. Craft also serves as Chairman, President, Director and Chief Executive Officer of Alliance Holdings GP, L.P. Previously, Mr. Craft served as President of MAPCO Coal Inc. since 1986. We believe Mr. Craft’s qualifications to sit on our Board of Directors include his extensive experience in corporate leadership, as well as his public company experience.	2007

William E. Durrett	81	Senior Chairman of the Board and Director of American Fidelity Corporation (insurance holding company), and American Fidelity Assurance Company (a registered investment advisor). Chairman of the Board of INSURICA Insurance Management Network. We believe Mr. Durrett’s qualifications to sit on our Board of Directors include his experience leading insurance companies, as well as the extensive knowledge of our people and our business that he has acquired in over two decades of service on our Board.	1991

John W. Gibson	59	Chairman and Chief Executive Officer of ONEOK, Inc. and Chairman and Chief Executive Officer of ONEOK Partners GP, LLC, the general partner of ONEOK Partners, LP. Mr. Gibson joined ONEOK, Inc. in May 2000 from Koch Energy, Inc., a subsidiary of Koch Industries, where he was an Executive Vice President. We believe Mr. Gibson’s qualifications to sit on our Board of Directors include his extensive executive leadership and management experience and his involvement in the energy industry.	2008

David F. Griffin	46	Chairman and CEO of Griffin Capital, L.L.C. President and Chief Executive Officer, Griffin Communications, L.L.C. (owns and operates CBS-affiliated television stations in Oklahoma); formerly President and General Manager, KWTV-9 (Oklahoma City). We believe Mr. Griffin’s qualifications to sit on our Board of Directors include his significant expertise, experience, and background in corporate management and his involvement with both the Oklahoma City and Tulsa markets.	2003

V. Burns Hargis	66
President, Oklahoma State University.  Prior to becoming OSU President, Mr. Hargis served as Vice Chairman, BOK Financial and BOK and Director of BOSC, Inc. since 1993.  Mr. Hargis was formerly Attorney and Shareholder of the law firm of McAfee & Taft (Oklahoma City, Oklahoma).  He is also a director of Chesapeake Energy Corporation. We believe Mr. Hargis’ qualifications to sit on our Board of Directors include his nearly three decades practicing law with a focus on financial reporting and litigation, including representing financial institutions and their boards, as well as having served for many years as our Vice Chairman.
			1993

E. Carey Joullian, IV	51	Chairman, President and Chief Executive Officer of Mustang Fuel Corporation and subsidiaries; President and Manager, Joullian & Co., L.L.C.; Manager, JCAP, L.L.C. We believe Mr. Joullian’s qualifications to sit on our Board of Directors include his significant experience and expertise in the oil and gas industry and his expertise in accounting.	1995
George B. Kaiser	69	Chairman of the Board and majority shareholder of BOK Financial and BOKF; President, CEO, and principal owner of GBK Corporation, parent of Kaiser-Francis Oil Company (independent oil and gas exploration and production company); founder of Excelerate Energy and Argonaut Private Equity. We believe Mr. Kaiser’s qualifications to sit on our Board of Directors include his four decades of executive leadership in the oil and gas industry, his broad perspective gained from involvement in diverse industries, his knowledge of our business, and his interest as the majority owner of our company.	1990

Robert J. LaFortune	85	Self-employed in the investment and management of personal financial holdings. Mr. LaFortune is also a director of Apco International Oil & Gas, Inc. We believe Mr. LaFortune’s qualifications to sit on our Board of Directors include his years of public service, including serving as mayor of the City of Tulsa, as well as his experience on other boards and their audit committees.	1993

Stanley A. Lybarger	62	President and Chief Executive Officer of BOK Financial and BOKF, NA; previously President of BOK Oklahoma City Regional Office and Executive Vice President of BOK with responsibility for corporate banking. We believe Mr. Lybarger’s qualifications to sit on our Board of Directors include his current position as our Chief Executive officer, his three decades of leadership positions with BOKF, and his extensive knowledge of all facets of the banking industry.	1991

Steven J. Malcolm	63
Retired Chairman, President and Chief Executive Officer of The Williams Companies, Inc. (energy holding company) and Williams Partners L.P.; previously, President and Chief Executive Officer of Williams Energy Services after serving as senior vice president and general manager of Midstream Gas and Liquids for Williams Energy Services. In December 2011, Mr. Malcolm became a director of ONEOK, Inc. and ONEOK Partners Boards of Directors.  We believe Mr. Malcolm’s qualifications to sit on our Board of Directors include his experience in the energy sector as well as his public company and executive management expertise.
			2002

E.C. Richards	62	Managing Member of Core Investment Capital, LLC. Prior to September 1999, Mr. Richards served as Executive Vice President and Chief Operating Officer for Sooner Pipe Corporation (distributor of tubular products worldwide with domestic and international operations), a subsidiary of Oil States International. Mr. Richards previously served on the BOK Financial Board of Directors from 1997 through 2001. We believe Mr. Richards’ qualifications to sit on our Board of Directors include his diverse background in the private equity and distribution industries and his civic involvement.	2008

Michael C. Turpen	62	Partner at the law firm of Riggs, Abney, Neal, Turpen, Orbison & Lewis in Oklahoma City, Oklahoma. Mr. Turpen previously served as Attorney General for the State of Oklahoma. We believe Mr. Turpen’s qualifications to sit on our Board of Directors include his legal expertise, his public service experience, and leadership skills demonstrated through extensive involvement with non-profit boards and organizations.	2011

The Board of Directors recommends that you vote FOR the seventeen nominees.

PROPOSAL TWO

RATIFICATION OF SELECTION OF AUDITOR

Ernst & Young LLP began serving as the Company’s independent auditor since its inception on October 24, 1990.  The Audit Committee has selected Ernst & Young LLP as our independent auditor for the fiscal year ending December 31, 2012.

While we are not required to do so, the Company is submitting the selection of Ernst & Young LLP to serve as our independent auditor for the fiscal year ending December 31, 2012, for ratification in order to ascertain the views of our shareholders on this appointment.  If the selection is not ratified, the Audit Committee will reconsider its selection.  Representatives of Ernst & Young LLP are expected to be present at the annual meeting, will be available to answer shareholder questions and will have the opportunity to make a statement if they desire to do so.

The Board of Directors recommends that you vote FOR the ratification of the selection of Ernst & Young LLP as the independent auditor of BOK Financial and its subsidiaries for the fiscal year ending December 31, 2012.

PROPOSAL THREE

ADVISORY VOTE TO APPROVE THE COMPENSATION OF NAMED EXECUTIVE OFFICERS

Pursuant to Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), which added a new section 14A to the Securities Exchange Act, shareholders can vote to approve, not less frequently than once every three years, the compensation of the Company’s named executive officers disclosed in the Proxy Statement.  This is commonly known as a “say on pay” vote.  This allows our shareholders the opportunity to communicate annually to the Board of Directors their views on the compensation of our named executive officers through the following resolution:

“RESOLVED, that the compensation paid to the company’s named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

We are asking you to vote for the above resolution approving the compensation of our named executive officers.  This vote is advisory in nature and non-binding; however, the Board of Directors will consider the shareholder vote when making future decisions regarding executive compensation.

The affirmative vote of the holders of a majority of the shares of common stock, present in person or by proxy, voted at the meeting, is required for the advisory approval of this resolution.

The Board of Directors recommends that you vote FOR the approval of the compensation of the Company’s named executive officers as disclosed in this Proxy Statement.

CORPORATE GOVERNANCE

Director Compensation

For service from the second quarter of 2011 onwards, all non-officer directors of BOK Financial and BOKF receive a single retainer of 50 shares of BOK Financial common stock per quarter, in accordance with the BOK Financial Directors Stock Compensation Plan, whether serving on one or both of the boards of directors.  Prior to the second quarter of 2011, directors received a single retainer of $7,500 per year, payable quarterly in arrears in shares of BOK Financial common stock.  Director compensation shares are issued to each director on or before the 15th day following the end of each calendar quarter during which such director served as a member of the Board of Directors of BOK Financial or BOKF.

All non-officer directors are also paid $500 in cash for each Board of Directors or committee meeting attended (provided only one fee is paid when two or more committees meet contemporaneously) and $1,000 in cash for each committee meeting chaired.  No such fees are paid for meetings not attended. In addition, the Chairman of the Risk Oversight and Audit Committee receives $250 for each quarterly earnings release conference and upon application to, and subject to the discretion of, the Risk Oversight and Audit Committee, $250 for each additional substantive conference with the Company's independent auditors.

Non-officer Company directors were paid the following amounts in 2011:

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards(2) ($)	Total ($)
Gregory S. Allen	7,000	8,756.40	15,756.40
Sharon J. Bell	5,500	8,756.40	14,256.40
Peter C. Boylan, III	14,000	8,756.40	22,756.40
Chester Cadieux, III	8,000	8,756.40	16,756.40
Joseph W. Craft	9,500	8,756.40	18,256.40
William E. Durrett	2,000	8,756.40	10,756.40
John W. Gibson	6,500	8,756.40	15,256.40
David F. Griffin	16,000	8,756.40	24,756.40
V. Burns Hargis	9,000	8,756.40	17,756.40
E. Carey Joullian, IV	5,500	8,756.40	14,256.40
Robert J. LaFortune	6,500	8,756.40	15,256.40
Steven J. Malcolm	9,000	8,756.40	17,756.40
E.C. Richards	11,000	8,756.40	19,756.40
David L. Thompson(3)	7,000	8,756.40	15,756.40
Michael C. Turpen	7,500	8,756.40	16,256.40

(1)	George B. Kaiser is a non-officer director but is not listed as he does not receive compensation for serving as a director.

(2)
The BOK Financial Directors Stock Compensation Plan provides that the issuance price for the director compensation shares is the average of the mid-points between the highest price and the lowest price at which trades occurred on NASDAQ on the five trading days immediately preceding the end of the calendar quarter.  Director shares were granted in 2011 at the following prices: first quarter, $54.04; second quarter, $51.21; third quarter, $53.11; and fourth quarter, $47.02.  Grants in the first and second quarters totaled $1,875 per director; grants in the third and fourth quarters were comprised of 50 shares per director per quarter.  The total BOK

Financial common stock owned by each director as of March 1, 2012 may be found in the Security Ownership of Certain Beneficial Owners and Management table on page 7.

(3)	Mr. Thompson resigned from the Board of Directors effective as of January 10, 2012 due to a change in employment.

Attendance of Meetings

The entire Board of Directors of BOK Financial met four times during 2011.  All directors of BOK Financial attended at least 75% of all meetings of the Board of Directors and committees on which they served, except for Mr. Joullian, who was unable to attend 75% of the meetings due to business and personal conflicts.  Although BOK Financial does not have a policy with respect to attendance by the directors at the Annual Meeting of Shareholders, directors are encouraged to attend.  Twelve of the eighteen members of the Board of Directors attended the 2011 Annual Meeting of Shareholders.  The Board of Directors intends to meet at least four times in 2012.

Director Nominations

While the Board of Directors does not have a standing nomination committee, director candidates identified by management and members of the Board of Directors are discussed regularly at Board of Directors meetings.  The Board recently adopted a written policy on qualifications of directors, which states that directors will have all of the following characteristics:  (i) impeccable integrity, (ii) strong sense of professionalism, and (iii) capability of serving the interests of stockholders, along with several of the following characteristics:  (i) prominence in the community, (ii) ability to represent the views of under-represented constituencies in the Company’s market areas, (iii) financial analytical skill and expertise, and (iv) vision for social trends.

While the policy on director qualifications does not formally require diversity on the Board and the Company does not have a diversity policy, the policy states that the Board should encompass a diverse range of skill and expertise sufficient to provide prudent guidance to the Company, and have the right mix of characteristics and talents for the optimal functioning of the Board in its oversight of the Company.  In considering a particular nominee, the Board will consider, in addition to the qualifications and characteristics described above, whether the potential director assists in achieving a mix of Board members that represents a diversity of background, perspective, and experience, including with respect to age, gender, race, place of residence, and specialized expertise.

 The Board of Directors will consider director candidates recommended by stockholders if provided with the following:  (i) evidence in accordance with Rule 14a-8 of compliance with stockholder eligibility requirements, (ii) the written consent of the candidate(s) for nomination as a director and verification as to the accuracy of the biographical and other information submitted in support of the candidate, (iii) a resume or other written statement of the qualifications of the candidate(s) for nomination as a director, and (iv) all information regarding the candidate(s) and the submitting stockholder that would be required to be disclosed in a proxy statement filed with the SEC if the candidate(s) were nominated for election to the Board of Directors.  Any recommendations received from stockholders will be evaluated in the same manner that potential nominees suggested by Board members, management or other parties are evaluated.  The Board of Directors encourages shareholder director candidate recommendations.

 Any stockholder that wishes to present a director candidate for consideration should submit the information identified above pursuant to the procedures set forth below under “Communication with the Board of Directors” on page 20.

Director Independence

The Board of Directors has determined that BOK Financial is a "controlled company," as defined in Rule 5615(c)(1) of the NASDAQ listing standards, based on Mr. Kaiser's beneficial ownership of approximately 59.8% of the outstanding common stock.  Accordingly, BOK Financial is exempt from certain requirements of the NASDAQ listing standards, including the requirement to maintain a majority of independent directors on the Company's Board of Directors and the requirements regarding the determination of compensation of executive officers and the nomination of directors by independent directors.  Nevertheless, the Company does maintain a substantial majority of independent directors, determines upper level management compensation through an independent board committee and nominates new board members through board consensus.  Further, the Risk Oversight and Audit Committee is comprised solely of independent board members in accordance with NASDAQ Rule 5605(c).  Further discussion regarding determination of independence may be found in the sections entitled “Risk Oversight and Audit Committee” and “Independent Compensation Committee” herein.

Compensation Committee Interlocks and Insider Participation

No voting member of the Compensation Committee has served as an officer of the Company, including its affiliates, at any time.  None of our executive officers serves as a member of the Compensation Committee of any other company that has an executive officer serving as a member of the Company’s Board of Directors.  None of our executive officers serves as a member of the board of directors of any other company that has an executive officer serving as a member of our Board’s Compensation Committee.

Committees of the Board of Directors

The Risk Oversight and Audit Committee, Independent Compensation Committee and Credit Committee are described below.

Risk Oversight and Audit Committee

During 2011, the Board of Directors of BOK Financial had a standing Risk Oversight and Audit Committee (the "Audit Committee") comprised solely of independent directors.  The Board of Directors has adopted an Audit Committee charter that complies with Rule 5605(c)(1) of the NASDAQ listing standards, which is available on the Company’s website at www.bokf.com.  The Audit Committee has the responsibility and authority set forth in Rule 5605(c)(3) of the NASDAQ listing standards under the revised charter.  Among other things, the Audit Committee is responsible for overseeing the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company.  The Audit Committee is also directly responsible for the appointment, compensation, retention and oversight of the work of the Company's independent auditors, including the resolution of disagreements between management and the auditors regarding financial reporting.

The current members of the Audit Committee are Messrs. Joullian (Chairman), Boylan, Cadieux, Gibson and Malcolm.  The Board of Directors has designated Mr. Joullian as its "audit committee financial expert," as defined in Item 407(d) of Regulation S-K.  All the members of the Audit Committee are “independent” as defined in Rule 5605(a)(2) of the NASDAQ listing standards.  Director independence is determined through the procedures described under “Related Party Transaction Review and Approval Policy” herein.  The Audit Committee held five meetings in fiscal 2011 and intends to meet at least five times in fiscal 2012.  The Report of the Audit Committee begins on page 21 of this Proxy Statement.

Independent Compensation Committee

In December 2002, the Board of Directors established an Independent Compensation Committee, consisting of independent directors, to administer a performance-based compensation plan for senior executives in accordance with the provisions of Section 162(m) of the Internal Revenue Code.  The Independent Compensation Committee has a charter, which is available on the Company’s website at www.bokf.com.  The Independent Compensation Committee consists of Messrs. Allen (Chairman), Cadieux (non-voting), Craft, Griffin (non-voting), Kaiser (non-voting) and Malcolm.  Compensation of the Chief Executive Officer, the direct reports to the Chief Executive Officer, and other officers participating in the Company’s Executive Incentive Plan are approved by the Independent Compensation Committee.  The Committee does not delegate this authority.  Compensation for all other officers is, in practice, determined by the Chief Executive Officer and Mr. Kaiser, the Chairman of the Board.  The Independent Compensation Committee Report on Executive Compensation and the Compensation Discussion and Analysis may be found on pages 36 and 24 respectively.

Credit Committee

The purpose of the Credit Committee is to review and report to the Board of Directors regarding the quality of the Company’s credit portfolio and trends affecting the credit portfolio.  It also oversees the effectiveness and administration of credit-related policies and reviews the adequacy of the allowance for loan losses and accrual for off-balance sheet credit losses.  The members of the Credit Committee are Messrs. Griffin (Chairman), Boylan, Craft, Hargis, Kaiser, LaFortune, Lybarger, Richards, and Turpen.  The Credit Committee met eleven times during 2011 and plans to meet at least eleven times in 2012.

Independent Director Meetings

The Board of Directors has adopted a policy of regularly scheduled executive sessions where independent directors meet separately from management.  The independent directors plan to meet in executive session after all regularly scheduled Board of Directors meetings.  The independent directors held three executive sessions during 2011.  The presiding director at the executive sessions is Mr. Kaiser.  Shareholders of the Company may communicate their concerns to the non-management directors in accordance with the procedures described below under "Communication with the Board of Directors."

Communication with the Board of Directors

The Board of Directors of BOK Financial believes that it is important for stockholders to have a process to send communications to the Board.  Accordingly, stockholders who wish to communicate with the Board of Directors, or a particular director, may do so by sending a letter to the Investor Relations Manager of BOK Financial at P.O. Box 2300, Tulsa, Oklahoma 74192.  The mailing envelope should contain a clear notation indicating that the enclosed letter is a "Stockholder-Board Communication" or "Stockholder-Director Communication."  Such letters should identify the author as a stockholder and state whether the intended recipients are all members of the Board of Directors or certain specified individual directors.  The Investor Relations Manager and the General Counsel will independently review the content of the letters.  Communications which are constructive suggestions for the conduct of the business or policies of the Company will be promptly delivered to the identified director or directors.  Communications which are complaints about specific incidents involving banking or brokerage service will be directed to the appropriate business unit for review.  Director nominations will be reviewed for compliance with the requirements identified in the section of this proxy entitled “Director Nominations,” and if meeting such requirements, promptly forwarded to the director or directors identified in the communication.

Report of the Risk Oversight and Audit Committee

The Risk Oversight and Audit Committee (the "Audit Committee") oversees the Company’s financial reporting process on behalf of the Board of Directors.  The Company’s management has the primary responsibility for the financial statements, for maintaining effective internal control over financial reporting, and for assessing the effectiveness of internal control over financial reporting. In fulfilling its oversight responsibilities, the Audit Committee discussed and reviewed the audited consolidated financial statements included in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting policies, reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with Ernst & Young LLP, the independent registered public accounting firm, their opinion on the conformity of the audited consolidated financial statements with U.S. generally accepted accounting principles.  This discussion included their judgments as to the quality, not just the acceptability, of the Company's accounting policies, and other matters as required to be discussed with the Audit Committee by the standards of the Public Company Accounting Oversight Board (PCAOB), including PCAOB Interim Audit Standard AU Section 380, Communications with Audit Committees, the rules of the Securities and Exchange Commission and other applicable regulations.  In addition, the Audit Committee has discussed with Ernst & Young LLP the firm’s independence from the Company, including matters in the firm’s independence letter required by the PCAOB, and considered the compatibility of any non-audit services with the firm’s independence.

The Audit Committee also reviewed and discussed with management and Ernst & Young LLP the results of management’s assessment of the effectiveness of the Company’s internal control over financial reporting, and the firm’s audit of internal control over financial reporting.  The Audit Committee meets at least quarterly with the Company's internal auditors and Ernst & Young LLP, with and without management present, regarding the overall scope and plans for their respective audits and the results of those audits, including their evaluations of internal control over financial reporting and the overall quality of the Company’s financial reporting.

The Audit Committee is governed by a charter.  Each of the members of the Audit Committee qualifies as an “independent” Director under the current NASDAQ listing standards and Rule 10A-3 of the Securities Exchange Act of 1934.  The Board of Directors has appointed E. Carey Joullian IV as the “audit committee financial expert”.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements and management’s assessment of the effectiveness of the Company’s internal control over financial reporting be included in the Annual Report on Form 10-K for the year ended December 31, 2011, filed with the Securities and Exchange Commission.

The Audit Committee and the Board have also recommended, subject to shareholder approval, the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

E. Carey Joullian IV, Audit Committee Chairman
Peter C. Boylan, III
Chester Cadieux, III
John W. Gibson
Steven J. Malcolm

Principal Accountant Fees and Services

Audit Fees.  Fees paid to Ernst & Young LLP (“EY”) for the audit of the annual consolidated financial statements included in BOK Financial’s Annual Report on Form 10-K, for the review of the consolidated financial statements included in BOK Financial’s Forms 10-Q for the quarters included in the years ended December 31, 2011 and 2010 and various subsidiary audits were $1,019,350 and $934,700 respectively.

Audit-Related Fees.  Fees paid to EY for SAS 70 reports and other audit-related functions were $84,000 and $54,800 respectively, for the years ended December 31, 2011 and 2010.

Tax Fees.  Fees paid to EY associated with tax return review and tax planning were $25,465 and $21,075 respectively, for the years ended December 31, 2011 and 2010.

All Other Fees.  Fees paid to EY for other services were $6,000 for each of the years ended December 31, 2011 and 2010.

The Audit Committee has adopted a formal policy on auditor independence requiring the approval by the Audit Committee of all professional services rendered by BOK Financial’s independent auditor prior to the commencement of the specified services.  The services described in ”Audit Fees”, “Audit-Related Fees”, “Tax Fees” and “All Other Fees” were all approved by the Audit Committee in accordance with BOK Financial’s formal policy on auditor independence and approval of fees.

Board Leadership Structure

The positions of Chief Executive Officer and Chairman of the Board are not held by the same person.  Mr. Lybarger, the Chief Executive Officer, brings Company-specific experience and expertise to his role, while Mr. Kaiser, the Chairman of the Board, brings experience, oversight, and expertise from outside the Company and industry.  Mr. Kaiser is also the majority shareholder of BOK Financial, giving him additional incentive to ensure the success of the Company.  Keeping the positions of CEO and Chairman separate allows the CEO to focus on our day-to-day business, while allowing the Chairman to lead the Board in its fundamental role of providing advice to, and independent oversight of, management.  The Board believes that having separate CEO and Chairman positions and having an independent outside director serve as Chairman is the appropriate leadership structure for the Company at this time, given the characteristics and circumstances of the Company, and demonstrates our commitment to good corporate governance.  It provides the appropriate balance between strategy development and independent oversight of management.

Board Role in Oversight of Risk

The Board has an active role, as a whole and also at the committee level (as disclosed in the descriptions of the committees in this Proxy Statement), in overseeing management of the Company’s risks. The full Board maintains responsibility for general oversight of risks, and regularly reviews information regarding the Company’s credit, liquidity and operations, as well as the risks associated with each. The Company’s Independent Compensation Committee is responsible for overseeing the management of risks relating to the Company’s compensation policies and programs. The Risk Oversight and Audit Committee manages risks associated with accounting and financial reporting, internal controls, and compliance with legal and regulatory requirements.  The Credit Committee manages risks associated with the Company’s credit portfolio and credit-related policies.  While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors oversees overall strategic and reputational risks, and is regularly informed through committee reports and reports directly from officers responsible for oversight of various risks within the Company.

Executive Officers

Certain information concerning the executive officers of BOK Financial and its subsidiaries, as determined pursuant to SEC rule 16a-1(f), is set forth below:

Norman P. Bagwell, age 49, is Chairman and Chief Executive Officer of BOT.  Mr. Bagwell has over 25 years of banking experience in Texas.  Prior to joining BOT, he served as President of the Dallas Region for JPMorgan Chase, and previously served as President of the Dallas Region for Bank One.

C. Fred Ball, Jr., age 67, is Senior Chairman of BOT.  Mr. Ball was previously Chairman and Chief Executive Officer of BOT with responsibility for banking activities in Texas for BOK Financial.  Before joining BOT in 1997, he was Executive Vice President of Comerica Bank-Texas and later President of Comerica Securities, Inc.

Steven G. Bradshaw, age 52, is Senior Executive Vice President of BOKF, responsible for Colorado State Bank and Trust and Bank of Kansas City, International Banking, Treasury Services, Consumer Banking, Wealth Management, BOKF Mortgage and Community Development, Business Banking, and Chairman of BOSC, Inc.  Before joining BOK Financial, Mr. Bradshaw spent six years managing the brokerage operation at Sooner Federal.  Mr. Bradshaw has been with BOKF since 1991.

Charles E. Cotter, age 58, is Executive Vice President and Chief Credit Officer for BOKF, and Manager of the Credit Administration Division.  Previously, Mr. Cotter acted as a Credit Concurrence Officer responsible for the approval of commercial loans, the Manager of the Specialized Lending Department and the Merchant Banking Department. Mr. Cotter has accumulated over 30 years of banking experience at BOKF and Fidelity Bank, a bank acquired by BOKF.

Daniel H. Ellinor, age 50, is Senior Executive Vice President of BOKF, responsible for Bank of Arizona, Bank of Albuquerque, and Bank of Arkansas, Commercial Real Estate and Energy Lending, Oklahoma Commercial Banking, Dealer Financial Services, Private Equity-Merchant Banking and TransFund.  Mr. Ellinor joined BOKF in 2003.  Previously, he served as regional president for Compass Bank in Dallas, where he oversaw Compass’ North Texas operations.  Prior to that time, Mr. Ellinor was Bank of America’s market executive for the North Texas Commercial Banking Division.

Stanley A. Lybarger, age 62, is President and Chief Executive Officer of BOK Financial and BOKF.  Mr. Lybarger joined BOKF in 1974.  Previously, he was President of BOKF’s Oklahoma City Regional Office and Executive Vice President of BOKF with responsibility for corporate banking.

John C. Morrow, age 56, is Senior Vice President and Chief Accounting Officer.  He joined BOK Financial in 1993.  He was previously with Ernst & Young LLP for 10 years.

Steven E. Nell, age 50, is Executive Vice President and Chief Financial Officer for BOK Financial and BOKF.  Mr. Nell previously served as Senior Vice President and Corporate Controller for BOK Financial.  Before joining BOK Financial in 1992, Mr. Nell was with Ernst & Young LLP for eight years.

Donald T. Parker, age 51, is Executive Vice President and Chief Information Officer of BOK Financial.  Mr. Parker joined BOK Financial in 2005.  He previously served as Senior Vice President and Director of Information Services of Comerica Bank, a position he held from 1999 to 2005.  Prior to joining Comerica Bank, Mr. Parker was a Senior Vice President and General Manager of Consolidation Services at National City Incorporated in Cleveland, Ohio.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation Program Overview

In 2002, the Board of Directors established the Independent Compensation Committee (for purposes of this discussion and analysis, the “Committee”) to administer performance-based compensation plans for senior executives in accordance with the provisions of Section 162(m) of the Internal Revenue Code.  The Committee, the voting members of which are independent within the meaning of 162(m), has responsibility for establishing, implementing and approving the Company’s general compensation philosophy with regard to the senior executive officers who participate in the Company’s Executive Incentive Plan (referred to as the “Executive Incentive Plan” or the “Plan”) which was approved by shareholders in 2003.  The Committee receives guidance from the Chief Executive Officer (the “CEO”), who assists in evaluating employee performance, recommending business performance targets and objectives and suggesting salary levels and awards for executives (other than himself).

The BOK Financial executive compensation program is designed to attract and retain executives whose judgment, leadership abilities and special efforts result in successful operations for the Company and an increase in shareholder value.  Various components of the program work together to:

▪	Reward sustained, above peer performance
▪	Encourage both individual performance and teamwork
▪	Link compensation to operational results
▪	Align executive interests with shareholder interests
▪	Keep BOK Financial compensation competitive with peer banks
▪	Create long-term commitment to the Company

The BOK Financial executive compensation program includes:

▪	Salary
▪	Executive Incentive Compensation (annual and long-term)
▪	401(k) Thrift Plan
▪	Deferred Compensation
▪	True-Up Plan

Throughout this proxy statement, the Chief Executive Officer, Chief Financial Officer and the other individuals included in the Summary Compensation Table on page 38, are referred to as the “named executives”.  Because the Company did not participate in the Troubled Asset Relief Program (“TARP”), the Company is not subject to the various executive compensation restrictions, disclosures and certifications mandated by TARP.

2011 Executive Compensation Summary

Recent Economic Cycle and Effect on Performance Based Compensation

Last year the Committee reported to Company shareholders about a potential issue with the Executive Incentive Plan (the “Plan”) due to a “bounce-back” effect.  The Committee had received calculations indicating that, as the economy improves and credit costs normalize, peer banks that suffered significant losses would potentially experience significant comparative earnings per share percentile increases due to a “bounce-back” effect from negative earnings.  Because the Company avoided such losses and maintained quality earnings, the Company was unlikely to experience the same comparative earnings per share percentile increases as those peer banks that experienced losses. The Plan, which determines all annual and long-term compensation for named executives, was based on comparative earnings per share percentile increases and formulaic.  The payout matrixes within the Plan were designed to recognize modest differences in earnings per share growth relative to peers under normal economic conditions.   The Committee did not want to inadvertently penalize the named executives for successful management of the Company during the recent industry challenges.

Because the Plan afforded the Committee no latitude to adjust the formulas or the compensation payout upward in the event of economic anomalies, the Committee decided to take two actions.  The first was to develop a “True-Up Plan”.  The purpose of the True-Up Plan was to anticipate and proactively address the possible inequity created by an earnings per share “bounce-back” of the peer banks that performed poorly in the recent economic anomaly.  The True-Up plan addresses both under and over payment of executives during the True-Up period.  A further description of the True-Up Plan is on page 32.  The second was to propose amendments to the Plan which, among other improvements, were designed to cause the Plan to better perform in varying economic cycles.  A further description of the Plan is on page 29.  The 2011 True-Up Plan and amendments of the Plan were approved by shareholders in 2011.

The Committee is seeing the “bounce-back” occur as anticipated.  Peer banks that experienced losses are now showing greater earnings per share percentile increases than peer banks that maintained positive earnings.  Reviewing a three year average (2008-2011) of the earnings per share percentile increases (the “Peer Comparison”), 80% of the peer banks ranking in the upper half of the Peer Comparison experienced losses in 2008 and 60% of the peer banks ranking in the upper half of the Peer Comparison experienced losses in 2009. In contrast, the bottom half of the Peer Comparison contains peer banks that, like the Company, experienced positive earnings in 2008 and 2009.  In 2008 and 2009, 100% and 80% of the peer banks in the bottom half of the Peer Comparison had positive earnings respectively.

So while the Company reported 2011 net income of $285.9 million, up 16% over 2010, the Company’s earnings per share percentile growth increase compared to peers was below median in the three year average earnings per share percentile growth used for determining of long-term incentive awards and was near the bottom using the two year average earnings per share percentile growth used for annual incentive.  The result was a significant decrease in incentives for the named executives for 2011.  The Committee believes that the True-Up Plan will have the desired effect of correcting this unintended result and retaining the Company’s management talent.

Also in 2011, the Committee considered the results of the advisory votes by shareholders on the “say-on-pay” proposal presented to shareholders at the April 26, 2011 annual meeting.  As reported in the Company’s Form 8-K, filed with the SEC on May 2, 2011, there was significant support by shareholders for the compensation program offered to the Company’s named executive officers.  Accordingly, the Committee made no direct changes to the Company’s executive compensation program as a result of the say-on-pay vote.  The Company’s executive compensation program continued to focus on pay for performance (as noted above), aligning executive interests with those of the Company’s shareholders, achieving a balance between annual and long-term incentives and monitoring for the creation of improper risk incentives.

Promoting Long-Term Growth and Discouraging Excessive Risk Taking

Review and Oversight of Risk

In 2010, the Office of the Comptroller of the Currency, the Federal Reserve Board of Governors and other regulatory agencies issued Interagency Guidance on Sound Incentive Compensation Policies

(the “Compensation Guidance”).  In response, Company management formed a review committee consisting of members from human resources, risk, accounting, finance, legal, compliance and the various business lines (the “Compensation Review Committee”).  The Compensation Review Committee undertook to review all the compensation policies of the Company in accordance with the Compensation Guidance.  The Compensation Guidance required the Company to assess the balance of risk and reward in all compensation plans, the effectiveness of controls and risk management and the effectiveness of corporate governance, including Board of Director oversight.  The review included the Executive Incentive Plan.  The Compensation Review Committee reported to the Committee that the Company plans, including the Executive Incentive Plan, (1) had a satisfactory balance of risk and reward and (2) that controls, risk management and corporate governance were adequate.

In October 2011, the Compensation Review Committee updated its report to the Committee.  The Compensation Review Committee reported that all proposed new plans and modifications to existing plans, (1) had a satisfactory balance of risk and reward and (2) that controls, risk management and corporate governance were adequate.

Significant Equity Ownership

All long-term executive compensation is paid in stock options or restricted stock.  The stock ownership guideline for the CEO is 75,000 shares of BOK Financial stock.  The stock ownership guideline for all other named executives is 20,000 shares of BOK Financial stock.  Executives may not sell any shares received as compensation until such time as the ownership guidelines are achieved.  The result is that BOK Financial executive officers own, and must continue to hold, a significant amount of BOK Financial stock at all times.  For a further accounting of BOK Financial named executive equity ownership see page 7.

Lengthy Vesting Period for Stock Options and Restricted Stock

Stock option grants vest over a seven year period and restricted stock grants vest in total after five years.  According to a recent review of the peer group, typical vesting periods for stock options is three to four years and restricted stock is three to five years.  BOK Financial’s extended vesting periods create a long-term commitment to the Company and a motivation for ongoing success.

Shareholder and Chief Executive Officer Emphasis on Long-Term Success

Mr. George Kaiser, the largest BOK Financial shareholder and Chairman of the BOK Financial Board, and Mr. Stan Lybarger, BOK Financial President and Chief Executive Officer, emphasize a long-term approach to management, reducing pressure on executives to realize short-term gains to the detriment of overall long-term success.

Recoupment of Incentive Compensation

Under the Plan, in the event incorrect financial information or results were used as a basis for calculation of incentive compensation under the Plan, the Board of Directors may direct remedial action including the forfeiture of unpaid incentive compensation and/or the restitution of paid incentive compensation.  The Board of Directors may require forfeiture or restitution from any executive who is accountable for the incorrect financial information or results, as well as any executive who erroneously benefits from the incorrect financial information or results.

Evaluating Executive Compensation Relative to Peer and Overall Earnings Performance

          By basing the Executive Incentive Plan on peer bank comparison, the Company avoids penalizing executives for general industry and economic downturns and encourages executives to produce the best possible results in good and bad economic times.  All of the named executives receive annual incentive based on the per share earnings growth (“EPS Growth”) of the Company compared to peer banks’ EPS Growth.  Mr. Bradshaw and Mr. Ellinor receive 50% of their annual incentive based on EPS Growth.  Mr. Cotter receives 40% of his annual incentive based on EPS Growth.  The CEO and CFO receive 100% of their annual incentive based on EPS Growth.  Long-term compensation is based on comparison to the peer bank median and is paid in stock options and restricted stock, which by their nature or terms are performance based.  The Committee’s goal has always been to provide competitive remuneration to executives to enable BOK Financial to hire and retain top talent.  The Committee has reviewed previous years’ earnings per share performance relative to the peer banks and compensation paid to named executives relative to compensation paid for similar positions at the peer banks.

Factors Used for Establishing Executive Compensation

The following is an explanation of the primary data, metrics and criteria used by the Committee to determine compensation as more fully described in “Components of Compensation” below:

Earnings Per Share Growth Compared to Peers

•	EPS Growth is used to measure the annual incentive under the Executive Incentive Plan.

•	The Committee views EPS Growth as an important variable used in public markets to measure profitability and determine the Company’s stock price and, thus, shareholder value.

Net Direct Contribution and Credit Quality

•
Net Direct Contribution is a mathematical calculation designed to compare the actual financial contribution of a business unit to its planned performance.  Net Direct Contribution is determined, generally, by calculating the net operating income of a business unit and subtracting net loan charge offs and all gains and/or losses on repossessed assets related to the business unit.  The net results of the valuation of mortgage servicing rights (“MSR”) and the related MSR hedge activity are also included in Mr. Bradshaw’s results as he is responsible for Mortgage Banking.

•
Prior to the beginning of the new fiscal year, the CEO asks Mr. Bradshaw and Mr. Ellinor to develop business plans which include anticipated expenses and targeted revenue for their respective areas of responsibility (the “Net Direct Contribution Plans”).  The CEO and CFO, in concert with the responsible executive, review and modify the Net Direct Contribution Plans.  The CEO and CFO then aggregate the Net Direct Contribution Plans to develop an overall Company-wide budget and plan (the “Annual Plan”).

•
For Mr. Bradshaw, Net Direct Contribution was linked to the financial performance of the Consumer Banking, Mortgage Banking, Treasury Services, Wealth Management and Commercial Banking activities in Kansas City and Colorado.  For Mr. Ellinor, Net Direct Contribution was linked to financial performance of Commercial Banking in Oklahoma, New Mexico, Arizona and Arkansas, Commercial Real Estate and Energy Lending, Dealer Financial Services, Private Equity-Merchant Banking, and TransFund.

•
Prior to the beginning of the new fiscal year, the CEO asks Mr. Cotter, as Chief Credit Officer, to develop a plan which for Company credit quality to be measured against peer bank credit quality (the “Credit Quality Plan”).  The measures in the Credit Quality Plan include charge-offs, nonperforming, criticized and classified assets.  The CEO and CFO, in concert with the Mr. Cotter, review and modify the Credit Plan.   The Credit Quality Plan, like the Net Direct Contributions Plans, is included in the Annual Plan.

•	The Annual Plan is presented to the Company Board of Directors for review and comment.

•	Linking compensation to Net Direct Contribution and Credit Quality motivates executives to achieve superior results in their particular business units, contributing to Company-wide profitability.

Individual Performance Goals

•	At the beginning of each year, the CEO meets with each of the named executives to establish individual performance goals.

•	Progress is discussed with each executive periodically throughout the year.

Peer Group Compensation Data

•	The Company’s internal compensation group completes an annual peer review of executive compensation using publicly available information, including proxy statements.

•
The Committee uses this information to assist in setting salary and, in future years, to establish annual and long-term compensation in accordance with the Plan and also to determine payments under the True-Up Plan.

•	The Committee annually updates the peer group of bank holding companies in accordance with the following guidelines:

•	The peer banks will include only publicly-traded, SEC registered, United States bank holding companies (BHCs) as defined in SNL Securities Public Trading BHC Database.

•
The peer banks will include an equal number of BHCs above and below the Company with the Company being the median bank; provided, however, that BHC with assets greater than 300% of the Company’s assets or less than 50% of the Company’s assets (as of the date for which the calculation is being made) shall be excluded from the peer banks.

•
Notwithstanding the foregoing or anything to the contrary in the Plan, in the event the peer banks contain any financial institution that does not have sufficient compensation or earnings data to complete the contemplated calculation under the Plan, such financial institution shall be eliminated from the group of peer banks and replaced with the financial institution that  has the next smallest amount of assets of those financial institutions eligible for the peer banks  that are not already included in the peer group, even if such financial institution has total assets less than 50% of the Company.  Asset size means total assets at the end of the calendar year for which the compensation is being paid.

For 2011, the peer banks include:
Financial Institution	Total Assets ($000)1
Comerica Incorporated	61,008,000
Huntington Bancshares Inc.	54,450,652
Zions Bancorporation	53,149,109
First Niagara Financial Group, Inc.	32,810,615
Synovus Financial Corp.	27,162,845
First Horizon National Corporation	24,789,384
City National Corporation	23,666,291
East West Bancorp, Inc.	21,968,667
Associated Banc-Corp	21,924,217
First Citizens BancShares, Inc.2	21,015,344
BOK Financial Corporation	25,066,265

1 For period ending December 31, 2011 except for First Citizens BancShares, Inc. which is for the period ending September 30, 2011.

2 First Citizens BancShares, Inc. (“First Citizens”) notified the SEC of a late filing of its Form 10-K for its fiscal year ending December 31, 2011.  As of the printing date of this proxy statement, the assets of First Citizens as of December 31, 2011are not publically available.  If the assets of First Citizens decrease from assets reported on September 30, 2011, First Citizens may be replaced in the peer group by Commerce Bancshares, Inc. Commerce Bancshares, Inc. reported assets of $20,649,367,000 as of December 31, 2011.

Components of Executive Compensation

Salary – Executives receive a base salary which is paid in cash twice monthly.  Each year the Committee reviews executive base salaries to determine if adjustments should be made in view of a change in executives’ roles and responsibilities, value added to the Company, individual performance, experience, evaluation of peer data, and overall success of the Company.  The Committee considers the reports of performance and recommendations of the CEO, as well as peer data compiled by the Company’s internal compensation group.  The Committee has historically sought to align executive salaries with the peer bank median for related executive roles and experience.

Executive Incentive Compensation – The Executive Incentive Plan allows the named executives, and certain executives that report directly to, or are designated by, the CEO, to earn (1) an annual cash incentive, which has historically been paid in the first quarter of the year following that to which the service relates, and (2) long-term incentive, which is paid in stock options or performance shares, or a combination thereof (at the option of the executive).  No annual cash incentive for any one participant may exceed $2,000,000.  No more than 60,000 shares of restricted stock and 200,000 stock options may be issued to a single participant in any one year.   Stock options and performance shares are awarded on the second business Friday of January.

(1)
Comparable Executive Position.   For purposes of both annual and long-term incentive, each named executive’s position is compared to the peer banks’ executive positions, based upon information reported in shareholder proxy statements, as follows (each a “Comparable Executive Position”):  the Company’s Chief Executive Officer is compared against the chief executive officers of the peer banks; the Chief Financial Officer is compared against the chief financial officers of the peer banks; Dan Ellinor and Steve Bradshaw are compared to the average of the two highest paid positions (excluding the chief executive officer and the chief financial officer) of the peer banks; and Chuck Cotter is compared to the third highest paid position of the peer banks (excluding the chief executive officer and the chief financial officer).

(2)	Annual Incentive Bonus. The “Annual Incentive Bonus” is determined as follows:

(i)
The two year average EPS Growth (“Average Growth”) is calculated for each peer bank based upon such peer bank’s filings with the Securities and Exchange Commission, and for the Company.  The Company and the peer banks are then ranked starting with the highest Average Growth and ending with the lowest Average Growth (the “EPS Percentile Ranking”).

(ii)
The two year average annual bonus amount for each Comparable Executive Position at each peer bank is then calculated based upon such peer bank’s past two proxy statements (the “Peer Bank Annual Bonus Amount”).  The Peer Bank Annual Bonus Amount for each Comparable Executive Position is then ranked starting with the highest Peer Bank Annual Bonus Amount and ending with the lowest Peer Bank Annual Bonus Amount (the “Peer Bank Annual Bonus Percentile Ranking”).

(iii)
The Company’s EPS Percentile Ranking is then applied to the Peer Bank Annual Bonus Percentile Ranking for each Comparable Executive Position to determine a Plan participant’s “Peer Bank Annual Bonus Match”.  For example, if the Company’s EPS Percentile Ranking is at the 90th percentile, then the Peer Bank Annual Bonus Match for the Company’s Chief Executive Officer would be at the 90th percentile of the Chief Executive Officer Annual Bonus Amount in the Peer Bank Annual Bonus Percentile Ranking.

(iv)	The Annual Incentive Bonus for the Company’s Chief Executive Officer and its Chief Financial Officer equals that of their respective Peer Bank Annual Bonus Match.

(v)
The Annual Incentive Bonus for named executives (other than the Chief Executive Officer and Chief Financial Officer) equals (i) 50% of the amount of their Peer Group Annual Bonus Match and (ii) the Business Unit Annual Incentive Bonus (as hereafter defined).

(vi)
The Business Unit Annual Incentive Bonus is based upon the applicable business unit Net Direct Contribution matrix pursuant to which 33% of the target will be earned if 80% of the goal is met, 100% of the target will be earned if 100% of the goal is met and 200% of the target will be earned if 120% of the goal is met (the “Business Unit Annual Incentive

Bonus”).  The target opportunity for the Business Unit Annual Incentive Bonus will be calculated as a percentage of base salary, determined individually for each executive.  Such target opportunity, and the business unit goals, are established by the Chief Executive Officer and approved by the Committee.

(vii)
The Business Unit Annual Incentive Bonus for the three named executives (other than the CEO and CFO, whose annual incentive is based solely on EPS Growth as described herein), is 100% of the planned Net Direct Contribution (described on page 27) for such named executive’s respective area of responsibility for Mr. Bradshaw and Mr. Ellinor and 100% Credit Quality verses peer performance for Mr. Cotter.  For 2011, the Net Direct Contribution targets were as follows (in thousands):  Mr. Bradshaw - $184,788 and Mr. Ellinor - $185,974.  For Mr. Cotter, the Credit Quality target was the 50th percentile of peer banks for charge-offs and the 40th percentile of peer banks for nonperforming and criticized and classified assets. For 2011, the named executives attained their Net Direct Contribution and Credit Quality targets as follows:  Mr. Bradshaw attained 94.6%, Mr. Ellinor attained 111.7% and Mr. Cotter attained 140.4%.  For the two year average (2010 and 2011), the named executives attained their Net Direct Contribution and Credit Quality targets as follows: Mr. Bradshaw attained 124.4%, Mr. Ellinor attained 118.1% and Mr. Cotter attained 129.1%.  The two year average of Net Direct Contribution and Credit Quality performance equates to an annual incentive payment of approximately 200% of target for Mr. Bradshaw, 190.3% of target for Mr. Ellinor and 179.9% of target for Mr. Cotter.

(3)	Long Term Incentive Compensation. “Long Term Incentive Compensation” is determined as follows:

(i)
The two year average long term incentive compensation amount for each Comparable Executive Position at each peer bank is calculated based upon such peer banks’ past two proxy statements (the “Peer Bank Long Term Incentive Compensation Amount”).

(ii)
The Long Term Incentive Compensation awarded to each named executive equals the median of all the Peer Bank Long Term Incentive Compensation Amounts corresponding to such Plan participant’s Comparable Executive Position.

(iii)
Each named executive will, immediately prior to the date of grant each year, specify the percentage of the Long Term Incentive Compensation that the Plan participant desires to receive by the issuance of options and the percentage the participant desires to receive by the issuance of restricted stock.  The elections available to each participant will be (i) 100% options; (ii) 100% restricted stock, or (iii) 50% options and 50% restricted stock.  The number of options or shares will be based on the value of each option or performance share and the total Long Term Incentive Compensation intended to be granted.

(iv)
To the extent a named executive elects to receive all or any portion of his Long Term Incentive Compensation through an issuance of restricted stock, the measure against which such Plan participant’s performance will be based is as follows.  To the extent the Company’s earnings per share for the year following the grant of restricted stock does not equal or exceed $1.00 per share (adjusted for stock dividends or distributions, recapitalization, merger, consolidation, exchange of shares, stock splits or the like), the named executive shall forfeit all the restricted stock granted to him the previous year on or before March 15 of the year following that in which the grant occurred.  Dividends paid on restricted stock will not be forfeited, even if the restricted stock itself is forfeited.   To the extent the Company’s earnings per share for the year following the grant of restricted stock equal or exceed $1.00 per share (adjusted for stock dividends or distributions, recapitalization, merger, consolidation, exchange of shares, stock splits or the like), the Plan participant shall retain all the restricted stock granted to him the previous year.

True-Up Plan - The purpose of the True-Up Plan, which was approved by shareholders in 2011, is to address inequity in annual and long-term incentive which may result from the anticipated earnings per share percentile “bounce-back” by peer banks that performed poorly during the recent economic anomaly.   The True-Up Plan is designed to allow for the restoration of the Company’s named executives’  annual and long-term compensation to levels comparable to that of named executives at the peer banks with comparative earnings per share performance from years 2006 through 2013 (the “True-Up Period”).   Conversely, the True-Up Plan also provides for the repayment by the Company’s named executives those amounts paid to them during the True-Up Period which exceed compensation paid to named executives at the peer banks who had comparative earnings.  True-Up payments for each named executive will be calculated in April, 2014.

Calculation of the True-Up amount is summarized below.

1)
True-Up Period compensation for the Peer Group executives is determined and ranked.  The “Peer Bank Compensation Ranking” is determined by taking the total base salary, annual bonus and stock–based incentive of each executive at the peer banks during the entire True-Up Period and ranking the peer banks’ comparable executives from highest compensation to lowest compensation (e.g. taking all the CEOs of the peer banks and ranking them from highest compensated CEO to lowest compensated CEO).

2)
True-Up Period compensation for the Company’s executives is calculated. “Company Compensation” for the CEO and CFO equals total base salary, annual bonus and stock-based incentive awarded during the True-Up Period.  “Company Compensation” for other named executives equals total base salary, annual bonus and stock-based incentive awarded to such named executive during the True-Up period minus amounts earned above the target opportunity for his Business Unit Annual Incentive Bonus or plus amounts earned below the Business Unit Annual Incentive Bonus.  For more information regarding Business Unit Annual Incentive Bonus see page 30.

3)
Company earnings per share performance is compared to the peer banks. The “True-Up Performance Measure” consists of two calculations.  The first, meant to capture pre and post recession performance, considers the EPS Growth beginning with the average earnings per share for 2006 and 2007 for the Company and each peer bank and ending with the average earnings per share for 2012 and 2013 for the Company and each peer bank existing as of December 31, 2013 (the “Pre and Post Recession Performance”).  The second, meant to capture recessionary period performance, calculates growth in cumulative earnings per share for the Company and each peer bank as of December 31, 2011 for 2008 through 2011 over the average of 2006 and 2007 earnings per share for the Company and each peer bank respectively as of December 31, 2011 determined by adding the earnings per share for the Company and each peer bank respectively as of December 31, 2011 for 2008, 2009, 2010 and 2011 and dividing by the earnings per share average for 2006 and 2007 for the Company and each of the peer banks respectively as of December 31, 2011 (the “Recessionary Period Performance”).  The Recessionary Period Performance for the Company was 407.8%.

The Pre and Post Recession Performance of the Company and each peer bank is ranked from highest to lowest and the Company’s percentile ranking is determined (the “Company Pre and Post Recession Performance Ranking”).  The Recessionary Period Performance of the Company and each peer bank is ranked from highest to lowest and the Company’s percentile ranking determined (the “Company Recessionary Period Performance Ranking”).  The Company’s Recessionary Performance Ranking was the 90th percentile.1

The Company Pre and Post Recession Performance Ranking and the Company Recessionary Period Performance Ranking as determined above are averaged with the result being the “Company Performance Percentile Ranking”.

4)
The Company Performance Percentile Ranking is then applied to the Peer Bank Compensation Ranking for each executive position to determine each of the Company’s named executives’ respective “Peer Bank Comparable Compensation.”  If the Peer Bank Comparable Compensation is more than that of the respective named executive, the Committee will award the differential to the named executive (the “Company True-Up Amount”).  If the Peer Bank Comparable Compensation is less than the respective Company Executive Compensation, the named executive will compensate the Company for the difference (the “Executive True-Up Amount”).

5)
Payment under the True-Up Plan is awarded.  In the event a named executive is owed a Company True-Up Amount, the Committee shall award the named executive the Company True-Up Amount in cash (“Cash True-Up”) and restricted shares (“Share True-Up”) in proportion to the average cash to stock ratio awarded by the peer banks during the True-Up

1 Assumes that First Citizens remains in the 2011 peer group.  See page 29 for further information regarding the 2011 peer group.

Period.  The Company True-Up Amount shall be paid on or before May 31, 2014 (the “True-Up Payment Date”).  Any 2009 restricted shares shall immediately vest without restriction and 2010 restricted shares will vest without restriction on December 31, 2014.  The maximum amount Company True-Up Amount which may be paid to any one named executive is $20 million.    In the event the Company is owed an Executive True-Up Amount, the Committee shall determine a reasonable time frame and methodology for the named executive to compensate the Company for the Executive True-Up Amount.

 Thrift Plan – Executives may contribute to the BOK Thrift Plan, a 401(k) eligible plan.  Employee contributions are matched by the Company up to 6% of the base compensation based on years of service.  Participants may direct the investments of their accounts in a variety of options, including BOK Financial common stock.

Pension Plan - The Pension Plan was established in 1987 as a cash balance defined benefit pension plan.  Benefits are determined based on a hypothetical account balance that accumulates over time.  The account balances grow based on a 5.25% interest credit on prior balances.  In 2006, the company curtailed its contributions to the pension plan for all employees, including named executives; however, the hypothetical amounts continue to grow based on interest credit.

Special Grants – In 2001, BOK adopted a plan to extend the life of stock options granted in 1997, 1998 and 1999 by two years.  Each year, on the day that one-seventh of the 1997, 1998 and 1999 options expire, new stock options are granted in the same number (the “Special Options”).  The Special Options vest two years after the grant date and expire 45 days after vesting.  The exercise price for the Special Options is the market value for BOK Financial common stock on NASDAQ on the day of grant.  The final Special Options were granted in 2009.

Deferred Compensation – Four of the five named executives are party to an individual Deferred Compensation Agreement that permitted, until year-end 2004, the deferral of certain compensation.  The CEO is the only named executive officer that is party to an Amended and Restated 409A Deferred Compensation Agreement which currently allows awards of performance shares and options to be deferred.  The executive Deferred Compensation agreements are discussed in further detail under “Nonqualified Deferred Compensation” on page 52.

Perquisites and Other Personal Benefits – Other than the participation in the plans and programs described above, benefits which are very immaterial in nature and disclosed in footnote five to the Summary Compensation Table on page 38, or benefits which are provided to employees generally such as health and dental insurance, the Company does not provide perquisites or other personal benefits to named executive officers.

Compensation Philosophy and Objectives

The BOK Financial executive compensation program has many objectives, all of which are designed to enhance Company value.  Because no single type of compensation award or performance criteria could achieve all objectives, several types of compensation performance criteria and awards are used to achieve the maximum benefit from executive compensation.

There is no pre-established policy or target for allocating executive compensation between cash and equity, long-term and short-term.  Rather, the Committee considers its varied objectives, personal performance, Company performance and data regarding peer bank compensation to establish the appropriate level and mix of incentive compensation.  The Committee has generally chosen not to consider the benefits to named executives from previously awarded compensation other than to establish a baseline for future compensation.

Company executive compensation objectives include:

Sustained, Above Peer Performance – BOK Financial rewards sustained, above peer performance through the Executive Incentive Plan consisting of a two year EPS Growth look back for annual compensation.

Individual Performance and Teamwork - Annual incentive compensation promotes individual performance with a percentage of annual incentive compensation being based on Net Direct Contribution (except for the CEO and CFO) and a percentage being based on EPS Growth, with potential downward adjustments for failure to meet individual performance goals.  Long-term compensation, which is awarded entirely as equity, promotes teamwork by aligning all executives’ interests with the success of the Company as a whole.

Link Compensation to Operational Results – By using EPS Growth and Net Direct Contribution as the metrics for performance, both annual and long-term compensation are directly tied to financial performance of the Company.   The Committee also considers the financial success of the Company when determining salary.

Competition with Peer Banks –To attract and retain superior executives, BOK Financial strives to provide levels of compensation comparable to competitor banks. The Committee considers peer compensation data when establishing salary and incentive compensation targets.

Align Executive Interests with Shareholder Interests – While BOK Financial does not have a specific policy or target for determining the allocation between equity and cash awards, the Company does promote equity ownership to align executive interests with shareholder interests.  All long-term executive compensation is paid in stock options or performance shares.  Stock ownership guidelines require the CEO to own 75,000 shares of company stock.  All other named executives must own 20,000 shares of company stock.  Executives who fail to meet the stock ownership guidelines may not sell BOK Financial stock until such ownership amounts are attained.

Long-term Commitment to the Company – BOK Financial values company experience and stability of operations.  BOK Financial promotes loyalty through an extended seven year stock option vesting period and a five year performance share vesting period.

Change in Control and Termination Benefits

            The Company has a limited number of changes in control benefits for executive officers.  If an executive, or any employee of BOK Financial, is terminated within one year after a “change in control” (as defined in footnote 3 on page 55), and such termination is other than “for cause” (as defined in footnote 2 on page 55), then all unvested performance shares and stock options he or she has been granted vest.  Stock options must then be exercised within 90 days of the change in control.  Mr. Lybarger’s employment agreement provides that Mr. Lybarger may terminate his employment agreement upon a “change in control” (as defined in footnote 4 on page 53) and receive severance and other benefits more fully described on pages 53 and 54.   These change in control benefits have been in effect since the creation of the BOK Financial stock option plan and the initial employment agreement with Mr. Lybarger in 1991.  The Company believes the provisions are generally in line with current market practices and has seen no reason, to this point, to provide additional change in control protection.

Executive officers receive the same severance benefits as other BOK Financial employees which are based upon the amount of time a person has been employed by the Company.  Mr. Lybarger, Mr. Bradshaw, and Mr. Ellinor are entitled to receive additional severance pursuant to their employment agreements as more fully described in Potential Payments Upon Termination found on pages 53 to 55.  The Company believes that the severance and termination payments help recruit and retain senior executives by protecting them in the event their positions are adversely impacted by an unexpected change in circumstance and are consistent with those offered by competitors.

Stock Option Grant Policy

In 2004, BOK Financial initiated a policy of granting all Company stock options, to both named executives and all other Company employees, on the first business Friday in January.  This date was chosen by the Chief Executive Officer and the Chairman of the Board and is also the date that performance shares are awarded pursuant to the Executive Incentive Plan.  In 2006, the pre-established grant date was changed to the second business Friday in January to account for administrative challenges during the holiday season (the “Grant Date”).

All stock options awarded by BOK Financial are priced at the market value for BOK Financial common stock on NASDAQ as of the Grant Date.  There is no program or policy to coordinate the granting of options with the release of material non-public information as all grants occur on the Grant Date, including those made to new executive officers.

Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code - Both annual incentive and long-term awards made pursuant to the Executive Incentive Plan are designed to comply with Section 162(m) of the Internal Revenue Code.  Section 162(m) of the Internal Revenue Code generally limits to $1 million the amount that a publicly-held company is allowed to deduct each year for the compensation paid to each of the corporation’s chief executive officer and three most highly compensated executive officers other than the chief financial officer.  However, performance-based compensation determined in accordance with IRS regulations is not subject to the limit. In order to qualify as performance-based compensation, payments must be computed on the basis of an objective, performance-based standard determined by a committee that consists solely of two or more voting outside directors and the material terms under which the compensation is to be paid, including the performance goals, must be disclosed to and approved by the shareholders.

Section 409A of the Internal Revenue Code – If an executive is entitled to nonqualified deferred compensation benefits that are subject to Section 409A of the Internal Revenue Code, and such benefits do not comply with Section 409A, then the benefits are taxable in the first year they are not subject to substantial risk of forfeiture.  In such case, the Service Provider is subject to regular federal income tax, interest and an additional federal income tax of 20% of the benefit included in the income.  The Company believes all deferred compensation benefits currently comply with 409A.

Committee Report

The Committee meets as often as necessary to perform its duties and responsibilities.  The Committee held three meetings during fiscal year 2011.  The Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management.  Based upon such review, the related discussions and such other matters deemed relevant and appropriate by the Committee, the Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and delivered to shareholders.

COMPENSATION COMMITTEE
Greg S. Allen (Chairman)                                                                David F. Griffin (non-voting)
Chester E. Cadieux, III (non-voting)                                             George B. Kaiser (non-voting)
Joseph W. Craft, III                                                                         Steven J. Malcolm

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about the Company's equity compensation plans in effect at December 31, 2011.  Plans included in the following table consist of the 2009 Omnibus Incentive Plan and the BOK Financial Directors Stock Compensation Plan.  The material features of the compensation plans are described within Note 12 of the Company's Notes to Consolidated Financial Statements, which was included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 28, 2012.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted-average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)(1)
Equity compensation plans approved by security holders: stock options and restricted shares	2,621,347	$ 47.01	4,507,331
Non-vested common shares	503,738	Not applicable	Not applicable
Sub-total	3,125,085		4,507,331
Equity compensation plans not approved by security holders	None	None	None
Total	3,125,085		4,507,331

(1)	Includes 445,214 shares of common stock which may be awarded pursuant to the BOK Financial Directors Stock Compensation Plan.

EXECUTIVE COMPENSATION TABLES

SUMMARY COMPENSATION TABLE

The following table sets forth summary information concerning the compensation for the past three fiscal years of those persons who were, at December 31, 2011, (i) the Chief Executive Officer (Mr. Lybarger), (ii) the Chief Financial Officer (Mr. Nell), and (iii) the three other most highly compensated executive officers of the Company.  Because of the value of Mr. Lybarger’s pension benefit, which reflects 32 years of service, and the fact that a greater portion of Mr. Lybarger’s compensation has been deferred, column (h) for Mr. Lybarger differs significantly from the other named executives.  Executives who did not have the ability to defer income or who chose not to defer income are not required to disclose investment income on the Summary Compensation Table.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Award ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value & Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)

Stanley A. Lybarger President & Chief Executive Officer, BOK Financial and BOKF	2011	$828,600	$0	$828,618	$1,105,604	$0	$103,012	$41,178	$2,907,012
	2010	$828,600	$173	$1,988,640	$230,665	$1,242,900	$2,342,844	$29,400	$6,663,222
	2009	$828,600	$0	$1,958,417	$298,411	$1,242,900	$3,431,769	$29,400	$7,789,497

Steven E. Nell Executive Vice President, Chief Financial Officer, BOK Financial and BOKF	2011	$405,001	$0	$0	$572,907	$0	$4,712	$29,400	$1,012,019
	2010	$402,500	$147	$231,260	$315,008	$405,000	$37,528	$29,400	$1,420,843
	2009	$388,749	$0	$185,009	$283,770	$395,000	$48,813	$29,400	$1,330,821

Steven G. Bradshaw Senior Executive Vice President, BOKF	2011	$455,001	$0	$306,216	$289,361	$273,000	$-8,352	$39,946	$1,355,172
	2010	$452,500	$147	$356,876	$299,427	$546,000	$35,975	$34,170	$1,725,095
	2009	$440,000	$0	$293,752	$259,626	$361,529	$38,194	$29,400	$1,422,501

Daniel H. Ellinor Senior Executive Vice President, BOKF	2011	$455,001	$0	$308,688	$291,432	$259,772	$-5,165	$24,748	$1,334,475
	2010	$452,500	$147	$531,263	$66,982	$487,948	$7,382	$25,854	$1,572,076
	2009	$442,500	$0	$305,030	$256,903	$213,600	$4,897	$75,060	$1,297,990

Charles E. Cotter Executive Vice President, Chief Credit Officer(6)	2011	$357,875	$0	$0	$391,787	$194,554	$10,487	$39,924	$994,627

(1)
The amounts in column (e) for 2011 are the dollar amounts of the grant date fair value of shares issued.  Amounts reported represent the grant date fair value of non-vested stock awarded.  The awards are not subject to performance conditions (as defined in FASB ASC Topic 718). The amounts in column (e) for 2010 and 2009 reflect awards subject to performance conditions (as defined in FASB ASC Topic 718), and are the dollar amounts of the aggregate grant date fair value of stock awards granted during those fiscal years.  The grant date fair value for 2010 and 2009 was reported based on the probable outcome of the performance conditions determined as of the grant date.  The number of non-vested shares ultimately awarded for 2010 and 2009 may increase or decrease depending on performance conditions.  If the highest level of performance conditions is achieved, the aggregate grant date fair value of the stock awards will be as follows for each of 2010 and 2009 respectively: (i) Lybarger: $2,817,227 and $2,787,019 (ii) Nell: $346,890 and $277,514 (iii) Bradshaw: $489,677 and $400,000 (iv) Ellinor: $748,757 and $413,790, and (v) Cotter: $0 and $0.  The Company’s policy regarding the valuation of stock compensation and assumptions used in the calculation of the grant date fair value of stock compensation are included in footnotes 1 and 12 to the Company’s audited consolidated financial statements for the year ended December 31, 2011, which are included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 28, 2012.

(2)
The amounts in column (f) for 2011 are the dollar amounts of the grant date fair value of stock options.   Amounts reported represent the grant date fair value of non-vested stock options awarded.  The awards are not subject to performance conditions (as defined in FASB ASC Topic 718).  The amounts in column (f) for 2010 and 2009 reflect awards subject to performance conditions (as defined in FASB ASC Topic 718), and are the dollar amounts of the aggregate grant date fair value of the maximum number of option awards granted during those fiscal years.  The number of stock options ultimately awarded for 2010 and 2009 may decrease depending on performance conditions. The Company’s policy regarding the valuation of stock compensation and assumptions used in the calculation of the grant date fair value of stock compensation are included in footnotes 1 and 12 to the Company’s audited consolidated financial statements for the year ended December 31, 2011, which are included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 28, 2012.

(3)
The amounts in column (g) reflect the annual cash awards made pursuant to the Executive Incentive Plan, which is discussed in further detail on page 29 under the heading “Components of Executive Compensation.”  Incentive amounts are paid at a targeted percentile of our peer group. At the time this Proxy Statement was sent to print, one member of the peer group had not reported year-end results to the SEC, resulting in two possible outcomes for the peer group list. As a result, the Company was required to estimate the incentive amount for our CEO Mr. Lybarger using our internal analysts’ assumptions about the final composition of the peer group list, as discussed on page 29.  The CEO’s annual cash award for 2011 made pursuant to the Executive Incentive Plan will either be $0, with the potential to be $126,970, depending on the final composition of the final peer group list.

(4)
The amounts in column (h) for 2011 include (i) the actuarial increase in the present value of the named executive officer’s benefits under the Company pension plan using a discount rate of 5.25% and (ii) Nonqualified Deferred Compensation Earnings further described in column (d) of the Nonqualified Deferred Compensation Table on page 52.

(5)
The amounts in column (i) for 2011 are derived from Company matching contributions to the 401(k) Thrift Plan as follows: Lybarger $29,400; Nell, $29,400; Bradshaw, $29,400; Ellinor, $14,700; and Cotter, $29,400.  Amounts also include: trip earnings (personal portion of a trip such as an accompanying spouse or a free day) as follows: Lybarger $11,778; Bradshaw $10,546; Ellinor $10,048; and Cotter $10,524.

(6)	Mr. Cotter was not a named executive officer in 2010 or 2009.

OPTION EXERCISES AND STOCK VESTED

The following table includes certain information concerning the exercise of stock options and the vesting of performance shares by the named executive officers during fiscal year 2011:

	Option Awards				Stock Awards
(a)	(b)		(c)		(d)		(e)
Name	Number of Shares Acquired on Exercise (#)		Value Realized on Exercise ($)		Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
Stanley A. Lybarger	8,645	(1)	$457,177	(1)	18,302	(1)	$1,005,329	(1)
Steven E. Nell	2,916		$226,360		0		$0
Steven G. Bradshaw	3,688		$302,406		3,429		$276,792
Daniel H. Ellinor	15,646		$84,955		3,616		$291,953
Charles E. Cotter	1,605		$125,304		0		$0

(1) Represents amounts deferred at the option of Mr. Lybarger.

GRANTS OF PLAN-BASED AWARDS

The following table sets forth certain information with respect to (i) non-equity annual incentive awards made pursuant to the Executive Incentive Plan and (ii) the options and performance shares awarded as long-term compensation pursuant to the Executive Incentive Plan.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
EMPLOYEE NAME	Grant Date (m/dd/yy)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Under-lying Options (#)	Exercise or Base Price of Option Award ($/sh)(4)	Grant Date Fair Value of Stock and Option Awards ($)(5)

Stanley A. Lybarger(1)(7)	1/14/2011 (3)								92,752	$55.94	$1,105,604

Steven E. Nell(1)(7)	1/14/2011 (3)								36,031	$55.94	$429,489

Steven G. Bradshaw(1)(7)		$0	$136,500	$273,000
	1/14/2011 (3)								17,300	$55.94	$206,216
	1/14/2011 (4)								3,686		$206,195

Daniel H. Ellinor(1)(7)		$0	$136,500	$273,000
	1/14/2011 (3)								17,300	$55.94	$206,216
	1/14/2011 (4)								3,686		$206,195

Charles E. Cotter(1)(7)		$0	$108,150	$216,300
	1/14/2011 (3)								22,406	$55.94	$267,080

(1)
Under the terms of the Executive Incentive Plan (“EIP”), for fiscal year 2011 Mr. Lybarger and Mr. Nell received 100% of their annual incentive based upon earnings per share growth and peer executive annual incentive comparison (“EPS Peer Comparison”).  An EPS Peer Comparison calculation does not provide for threshold, target or maximum amounts.  For a further description of the calculation of annual incentive for Mr. Lybarger and Mr. Nell under the EIP see page 30.  Annual incentive cash awards paid to Mr. Lybarger and Mr. Nell are described in column (g) of the “Summary Compensation Table” on page 38 herein and in its accompanying footnote.

(2)
Unlike Mr. Lybarger and Mr. Nell who receive 100% of their annual incentive based upon EPS Peer Comparison, Mr. Bradshaw, Mr. Ellinor and Mr. Cotter receive a portion of their annual incentive in the form of a Business Unit Annual Incentive Bonus (see page 30 for a further description of Business Unit Annual Incentive Bonus).  Mr. Bradshaw and Mr. Ellinor receive 50% of their annual incentive as Business Unit Annual Incentive Bonus and 50% from EPS Peer Comparison.  Mr. Cotter receives 60% of his annual incentive as a Business Unit Annual Incentive Bonus and 40% from EPS Peer Comparison.  The annual incentive targets for the Business Unit Annual Incentive Bonus for Mr. Bradshaw, Mr. Ellinor and Mr. Cotter were established by the Independent Compensation Committee on February 22, 2011 for service performed in 2011.  Business Unit Annual Incentive Bonuses were finalized and approved by the Independent Compensation Committee on February 28, 2011.

(3)
Represents stock options granted as long-term incentive pursuant to the Executive Incentive Plan.  The long-term incentive awards are based upon EPS Peer Comparison.  An EPS Peer Comparison calculation does not provide for threshold, target or maximum amounts.  The awards relate to services performed in 2010.  The stock options vest 1/7 each year in accordance with the BOK Financial 2009 Omnibus Incentive Plan and terminate three years after vesting.

(4)
Represents performance shares granted as long-term incentive pursuant to the Executive Incentive plan.  The long-term incentive awards are based upon EPS Peer Comparison.  An EPS Peer Comparison calculation does not provide for threshold, target or maximum amounts. The awards relate to services performed in 2010.  Performance shares vest on the fifth anniversary of the last day of the year for which the performance shares were issued.  The performance shares may not be sold for three years unless certain stock ownership guidelines are met as further described in “Compensation Discussion and Analysis” on page 24 herein.  To the extent the Company’s earnings per share for the year following the grant of restricted stock does not equal or exceed $1.00 per share (adjusted for stock dividends or distributions, recapitalization, merger, consolidation, exchange of shares, stock splits or the like), the Plan participant forfeits all the restricted stock granted to him the previous year on or before March 15 of the year following that in which the grant occurred.

(5)
The exercise price for all stock option awards is the fair market value of BOK Financial common stock on the date the award is granted.  For further discussion of the Company’s Stock Option Grant Policy see page 36 herein.

(6)
Amounts reported in column (l) represent the grant-date fair value of non-vested stock and stock options awarded.  The Company’s policy regarding the valuation of stock compensation is included in footnote 1 and assumptions used in the calculation of the grant-date fair value of stock compensation is included in footnote 12 to the Company’s audited consolidated financial statements for the year ended December 31, 2011which was included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 28, 2012.

(7)
The total annual incentive for each of the named executives cannot exceed $2,000,000, per the terms of the Executive Incentive Plan.  The named executives may in the future be entitled to payments under the Company’s 2011True-Up Plan, as further described in the “Compensation Discussion and Analysis” on pages 32 and 33 herein.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table includes stock options and performance shares outstanding as of December 31, 2011.

	Option Awards						Stock Awards
(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name	Number of Securities Underlying Unexercised Options Exercisable (#)(1)		Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(2)	Option Exercise Price ($)	Option Expiration Date (m/dd/yy)	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
Stanley A. Lybarger	6,462		--	--	$30.50	3/24/2013	--	--	--	--
Stanley A. Lybarger	8,807		--	--	$37.74	1/6/2013	--	--	--	--
Stanley A. Lybarger	8,807		--	--	$37.74	1/6/2014	--	--	--	--
Stanley A. Lybarger	21,618		--	--	$47.34	1/6/2013	--	--	--	--
Stanley A. Lybarger	21,619		--	--	$47.34	1/6/2014	--	--	--	--
Stanley A. Lybarger	--		21,619	--	$47.34	1/6/2015	--	--	--	--
Stanley A. Lybarger	11,195		--	--	$47.05	1/5/2013	--	--	--	--
Stanley A. Lybarger	11,195		--	--	$47.05	1/5/2014	--	--	--	--
Stanley A. Lybarger	--		11,195	--	$47.05	1/5/2015	--	--	--	--
Stanley A. Lybarger	--		11,195	--	$47.05	1/5/2016	--	--	--	--
Stanley A. Lybarger	9,974		--	--	$54.33	1/11/2013	--	--	--	--
Stanley A. Lybarger	9,975		--	--	$54.33	1/11/2014	--	--	--	--
Stanley A. Lybarger	--		9,975	--	$54.33	1/11/2015	--	--	--	--
Stanley A. Lybarger	--		9,975	--	$54.33	1/11/2016	--	--	--	--
Stanley A. Lybarger	--		9,975	--	$54.33	1/11/2017	--	--	--	--
Stanley A. Lybarger	8,039	*	--	--	$47.67	2/7/2012	--	--	--	--
Stanley A. Lybarger	--		13,250	--	$55.94	1/13/2015	--	--	--	--
Stanley A. Lybarger	--		13,250	--	$55.94	1/13/2016	--	--	--	--
Stanley A. Lybarger	--		13,250	--	$55.94	1/13/2017	--	--	--	--
Stanley A. Lybarger	--		13,250	--	$55.94	1/13/2018	--	--	--	--
Stanley A. Lybarger	--		13,250	--	$55.94	1/13/2019	--	--	--	--
Stanley A. Lybarger	--		13,250	--	$55.94	1/13/2020	--	--	--	--

	Option Awards					Stock Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(2)	Option Exercise Price ($)	Option Expiration Date (m/dd/yy)	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
Stanley A. Lybarger	--	13,250	--	$55.94	1/13/2021	--	--	--	--
Stanley A. Lybarger	--	--	--	--	--	51,296	$2,817,689	--	--
Stanley A. Lybarger	--	--	--	--	--	--	--	45,217	$2,483,770
Stanley A. Lybarger	--	--	--	--	--	--	--	34,310	$1,884,648
Steven E. Nell	1,819	--	--	$30.87	1/2/2013	--	--	--	--
Steven E. Nell	1,849	--	--	$37.74	1/6/2013	--	--	--	--
Steven E. Nell	1,850	--	--	$37.74	1/6/2014	--	--	--	--
Steven E. Nell	4,874	--	--	$47.34	1/6/2013	--	--	--	--
Steven E. Nell	4,874	--	--	$47.34	1/6/2014	--	--	--	--
Steven E. Nell	--	4,875	--	$47.34	1/6/2015	--	--	--	--
Steven E. Nell	5,389	--	--	$47.05	1/5/2013	--	--	--	--
Steven E. Nell	5,390	--	--	$47.05	1/5/2014	--	--	--	--
Steven E. Nell	--	5,389	--	$47.05	1/5/2015	--	--	--	--
Steven E. Nell	--	5,390	--	$47.05	1/5/2016	--	--	--	--
Steven E. Nell	4,740	--	--	$54.33	1/11/2013	--	--	--	--
Steven E. Nell	4,740	--	--	$54.33	1/11/2014	--	--	--	--
Steven E. Nell	--	4,740	--	$54.33	1/11/2015	--	--	--	--
Steven E. Nell	--	4,740	--	$54.33	1/11/2016	--	--	--	--
Steven E. Nell	--	4,741	--	$54.33	1/12/2017	--	--	--	--
Steven E. Nell	6,202	--	--	$48.46	1/10/2013	--	--	--	--
Steven E. Nell	6,202	--	--	$48.46	1/10/2014	--	--	--	--
Steven E. Nell	--	6,201	--	$48.46	1/10/2015	--	--	--	--
Steven E. Nell	--	6,202	--	$48.46	1/10/2016	--	--	--	--
Steven E. Nell	--	6,202	--	$48.46	1/10/2017	--	--	--	--
Steven E. Nell	--	6,202	--	$48.46	1/10/2018	--	--	--	--

	Option Awards					Stock Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(2)	Option Exercise Price ($)	Option Expiration Date (m/dd/yy)	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
Steven E. Nell	--	--	4,112	$36.65	1/8/2013	--	--	--	--
Steven E. Nell	--	--	4,112	$36.65	1/8/2014	--	--	--	--
Steven E. Nell	--	--	4,112	$36.65	1/8/2015	--	--	--	--
Steven E. Nell	--	--	4,113	$36.65	1/8/2016	--	--	--	--
Steven E. Nell	--	--	4,112	$36.65	1/8/2017	--	--	--	--
Steven E. Nell	--	--	4,112	$36.65	1/8/2018	--	--	--	--
Steven E. Nell	--	--	4,113	$36.65	1/8/2019	--	--	--	--
Steven E. Nell	--	--	2,886	$48.30	1/14/2014	--	--	--	--
Steven E. Nell			2,885	$48.30	1/14/2015	--	--	--	--
Steven E. Nell	--	--	2,885	$48.30	1/14/2016	--	--	--	--
Steven E. Nell	--	--	2,885	$48.30	1/14/2017	--	--	--	--
Steven E. Nell	--	--	2,885	$48.30	1/14/2018	--	--	--	--
Steven E. Nell	--	--	2,885	$48.30	1/14/2019	--	--	--	--
Steven E. Nell	--	--	2,885	$48.30	1/14/2020	--	--	--	--
Steven E. Nell	--	5,148	--	$55.94	1/13/2015	--	--	--	--
Steven E. Nell	--	5,147	--	$55.94	1/13/2016	--	--	--	--
Steven E. Nell	--	5,147	--	$55.94	1/13/2017	--	--	--	--
Steven E. Nell	--	5,147	--	$55.94	1/13/2018	--	--	--	--
Steven E. Nell	--	5,147	--	$55.94	1/13/2019	--	--	--	--
Steven E. Nell	--	5,147	--	$55.94	1/13/2020	--	--	--	--
Steven E. Nell	--	5,148	--	$55.94	1/13/2021	--	--	--	--
Steven E. Nell	--	--	--	--	--	--	--	5,048	$277,287
Steven E. Nell	--	--	--	--	--	--	--	4,788	$263,005
Steven G. Bradshaw	2,577	--	--	$30.87	1/2/2013	--	--	--	--
Steven G. Bradshaw	2,466	--	--	$37.74	1/6/2013	--	--	--	--

	Option Awards					Stock Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(2)	Option Exercise Price ($)	Option Expiration Date (m/dd/yy)	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
Steven G. Bradshaw	2,466	--	--	$37.74	1/6/2014	--	--	--	--
Steven G. Bradshaw	2,729	--	--	$47.34	1/6/2013	--	--	--	--
Steven G. Bradshaw	2,730	--	--	$47.34	1/6/2014	--	--	--	--
Steven G. Bradshaw	--	2,731	--	$47.34	1/6/2015	--	--	--	--
Steven G. Bradshaw	3,020	--	--	$47.05	1/5/2013	--	--	--	--
Steven G. Bradshaw	3,020	--	--	$47.05	1/5/2014	--	--	--	--
Steven G. Bradshaw	--	3,020	--	$47.05	1/5/2015	--	--	--	--
Steven G. Bradshaw	--	3,021	--	$47.05	1/5/2016	--	--	--	--
Steven G. Bradshaw	2,746	--	--	$54.33	1/11/2013	--	--	--	--
Steven G. Bradshaw	2,746	--	--	$54.33	1/11/2014	--	--	--	--
Steven G. Bradshaw	--	2,746	--	$54.33	1/11/2015	--	--	--	--
Steven G. Bradshaw	--	2,746	--	$54.33	1/11/2016	--	--	--	--
Steven G. Bradshaw	--	2,747	--	$54.33	1/11/2017	--	--	--	--
Steven G. Bradshaw	3,595	--	--	$48.46	1/10/2013	--	--	--	--
Steven G. Bradshaw	3,596	--	--	$48.46	1/10/2014	--	--	--	--
Steven G. Bradshaw	--	3,595	--	$48.46	1/10/2015	--	--	--	--
Steven G. Bradshaw	--	3,595	--	$48.46	1/10/2016	--	--	--	--
Steven G. Bradshaw	--	3,595	--	$48.46	1/10/2017	--	--	--	--
Steven G. Bradshaw	--	3,596	--	$48.46	1/10/2018	--	--	--	--
Steven G. Bradshaw	--	--	4,724	$36.65	1/8/2013	--	--	--	--
Steven G. Bradshaw	--	--	4,724	$36.65	1/8/2014	--	--	--	--
Steven G. Bradshaw	--	--	4,723	$36.65	1/8/2015	--	--	--	--
Steven G. Bradshaw	--	--	4,723	$36.65	1/8/2016	--	--	--	--
Steven G. Bradshaw	--	--	4,724	$36.65	1/8/2017	--	--	--	--
Steven G. Bradshaw	--	--	4,723	$36.65	1/8/2018	--	--	--	--

	Option Awards					Stock Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(2)	Option Exercise Price ($)	Option Expiration Date (m/dd/yy)	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
Steven G. Bradshaw	--	--	4,724	$36.65	1/8/2019	--	--	--	--
Steven G. Bradshaw	--	--	3,314	$48.30	1/14/2014	--	--	--	--
Steven G. Bradshaw	--	--	3,314	$48.30	1/14/2015	--	--	--	--
Steven G. Bradshaw	--	--	3,314	$48.30	1/14/2016	--	--	--	--
Steven G. Bradshaw	--	--	3,314	$48.30	1/14/2017	--	--	--	--
Steven G. Bradshaw	--	--	3,314	$48.30	1/14/2018	--	--	--	--
Steven G. Bradshaw	--	--	3,314	$48.30	1/14/2019	--	--	--	--
Steven G. Bradshaw	--	--	3,314	$48.30	1/14/2020	--	--	--	--
Steven G. Bradshaw	--	2,471	--	$55.94	1/13/2015	--	--	--	--
Steven G. Bradshaw	--	2,472	--	$55.94	1/13/2016	--	--	--	--
Steven G. Bradshaw	--	2,471	--	$55.94	1/13/2017	--	--	--	--
Steven G. Bradshaw	--	2,472	--	$55.94	1/13/2018	--	--	--	--
Steven G. Bradshaw	--	2,471	--	$55.94	1/13/2019	--	--	--	--
Steven G. Bradshaw	--	2,471	--	$55.94	1/13/2020	--	--	--	--
Steven G. Bradshaw	--	2,472	--	$55.94	1/13/2021	--	--	--	--
Steven G. Bradshaw	--	--	--	--	--	6,191	$341,071	--	--
Steven G. Bradshaw	--	--	--	--	--	--	--	5,798	$318,484
Steven G. Bradshaw	--	--	--	--	--	--	--	5,499	$302,060
Steven G. Bradshaw	--	--	--	--	--	3,686	$202,472	--	--
Daniel H. Ellinor	2,642	--	--	$37.74	1/6/2013	--	--	--	--
Daniel H. Ellinor	2,643	--	--	$37.74	1/6/2014	--	--	--	--
Daniel H. Ellinor	3,168	--	--	$47.34	1/6/2013	--	--	--	--
Daniel H. Ellinor	3,168	--	--	$47.34	1/6/2014	--	--	--	--
Daniel H. Ellinor	--	3,169	--	$47.34	1/6/2015	--	--	--	--

	Option Awards					Stock Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(2)	Option Exercise Price ($)	Option Expiration Date (m/dd/yy)	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
Daniel H. Ellinor	3,253	--	--	$47.05	1/5/2013	--	--	--	--
Daniel H. Ellinor	3,252	--	--	$47.05	1/5/2014	--	--	--	--
Daniel H. Ellinor	--	3,252	--	$47.05	1/5/2015	--	--	--	--
Daniel H. Ellinor	--	3,253	--	$47.05	1/5/2016	--	--	--	--
Daniel H. Ellinor	2,896	--	--	$54.33	1/11/2013	--	--	--	--
Daniel H. Ellinor	2,896	--	--	$54.33	1/11/2014	--	--	--	--
Daniel H. Ellinor	--	2,897	--	$54.33	1/11/2015	--	--	--	--
Daniel H. Ellinor	--	2,896	--	$54.33	1/11/2016	--	--	--	--
Daniel H. Ellinor	--	2,898	--	$54.33	1/11/2017	--	--	--	--
Daniel H. Ellinor	3,685	--	--	$48.46	1/10/2013	--	--	--	--
Daniel H. Ellinor	3,685	--	--	$48.46	1/10/2014	--	--	--	--
Daniel H. Ellinor	--	3,685	--	$48.46	1/10/2015	--	--	--	--
Daniel H. Ellinor	--	3,685	--	$48.46	1/10/2016	--	--	--	--
Daniel H. Ellinor	--	3,685	--	$48.46	1/10/2017	--	--	--	--
Daniel H. Ellinor	--	3,686	--	$48.46	1/10/2018	--	--	--	--
Daniel H. Ellinor	--	--	4,835	$36.65	1/8/2013	--	--	--	--
Daniel H. Ellinor		--	4,835	$36.65	1/8/2014	--	--	--	--
Daniel H. Ellinor	--	--	4,835	$36.65	1/8/2015	--	--	--	--
Daniel H. Ellinor	--	--	4,834	$36.65	1/8/2016	--	--	--	--
Daniel H. Ellinor	--	--	4,835	$36.65	1/8/2017	--	--	--	--
Daniel H. Ellinor	--	--	4,834	$36.65	1/8/2018	--	--	--	--
Daniel H. Ellinor	--	--	4,835	$36.65	1/8/2019	--	--	--	--
Daniel H. Ellinor	--	2,471	--	$55.94	1/13/2015	--	--	--	--
Daniel H. Ellinor	--	2,472	--	$55.94	1/13/2016	--	--	--	--
Daniel H. Ellinor	--	2,471	--	$55.94	1/13/2017	--	--	--	--

	Option Awards					Stock Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(2)	Option Exercise Price ($)	Option Expiration Date (m/dd/yy)	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
Daniel H. Ellinor	--	2,472	--	$55.94	1/13/2018	--	--	--	--
Daniel H. Ellinor	--	2,471	--	$55.94	1/13/2019	--	--	--	--
Daniel H. Ellinor	--	2,471	--	$55.94	1/13/2020	--	--	--	--
Daniel H. Ellinor	--	2,472	--	$55.94	1/13/2021	--	--	--	--
Daniel H. Ellinor	--	--	--	--	--	6,345	$348,531	--	--
Daniel H. Ellinor	--	--	--	--	--	--	--	5,935	$326,010
Daniel H. Ellinor	--	--	--	--	--	--	--	9,006	$494,699
Daniel H. Ellinor	--	--	--	--	--	3,686	$202,472	--	--
Charles E. Cotter	607	--	--	$30.87	1/02/13	--	--	--	--
Charles E. Cotter	736	--	--	$37.74	1/6/2013	--	--	--	--
Charles E. Cotter	736	--	--	$37.74	1/6/2014	--	--	--	--
Charles E. Cotter	2,047	--	--	$47.34	1/6/2013	--	--	--	--
Charles E. Cotter	2,047	--	--	$47.34	1/6/2014	--	--	--	--
Charles E. Cotter	--	2,048	--	$47.34	1/6/2015	--	--	--	--
Charles E. Cotter	2,676	--	--	$47.05	1/5/2013	--	--	--	--
Charles E. Cotter	2,676	--	--	$47.05	1/5/2014	--	--	--	--
Charles E. Cotter	--	2,676	--	$47.05	1/5/2015	--	--	--	--
Charles E. Cotter	--	2,677	--	$47.05	1/5/2016	--	--	--	--
Charles E. Cotter	3,762	--	--	$54.33	1/11/2013	--	--	--	--
Charles E. Cotter	3,762	--	--	$54.33	1/11/2014	--	--	--	--
Charles E. Cotter	--	3,762	--	$54.33	1/11/2015	--	--	--	--
Charles E. Cotter	--	3,762	--	$54.33	1/11/2016	--	--	--	--
Charles E. Cotter	--	3,762	--	$54.33	1/11/2017	--	--	--	--
Charles E. Cotter	5,393	--	--	$48.46	1/10/2013	--	--	--	--
Charles E. Cotter	5,393	--	--	$48.46	1/10/2014	--	--	--	--

	Option Awards					Stock Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(2)	Option Exercise Price ($)	Option Expiration Date (m/dd/yy)	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
Charles E. Cotter	--	5,393	--	$48.46	1/10/2015	--	--	--	--
Charles E. Cotter	--	5,393	--	$48.46	1/10/2016	--	--	--	--
Charles E. Cotter	--	5,393	--	$48.46	1/10/2017	--	--	--	--
Charles E. Cotter	--	5,393	--	$48.46	1/10/2018	--	--	--	--
Charles E. Cotter	--	--	7,224	$36.65	1/8/2013	--	--	--	--
Charles E. Cotter	--	--	7,224	$36.65	1/8/2014	--	--	--	--
Charles E. Cotter	--	--	7,224	$36.65	1/8/2015	--	--	--	--
Charles E. Cotter	--	--	7,224	$36.65	1/8/2016	--	--	--	--
Charles E. Cotter	--	--	7,224	$36.65	1/8/2017	--	--	--	--
Charles E. Cotter	--	--	7,224	$36.65	1/8/2018	--	--	--	--
Charles E. Cotter	--	--	7,224	$36.65	1/8/2019	--	--	--	--
Charles E. Cotter	--	--	6,083	$48.30	1/14/2014	--	--	--	--
Charles E. Cotter	--	--	6,083	$48.30	1/14/2015	--	--	--	--
Charles E. Cotter	--	--	6,082	$48.30	1/14/2016	--	--	--	--
Charles E. Cotter	--	--	6,082	$48.30	1/14/2017	--	--	--	--
Charles E. Cotter	--	--	6,082	$48.30	1/14/2018	--	--	--	--
Charles E. Cotter	--	--	6,082	$48.30	1/14/2019	--	--	--	--
Charles E. Cotter	--	--	6,082	$48.30	1/14/2020	--	--	--	--
Charles E. Cotter		3,201		$55.94	1/13/2015	--	--	--	--
Charles E. Cotter		3,201		$55.94	1/13/2016	--	--	--	--
Charles E. Cotter		3,201		$55.94	1/13/2017	--	--	--	--
Charles E. Cotter		3,200		$55.94	1/13/2018	--	--	--	--
Charles E. Cotter		3,201		$55.94	1/13/2019	--	--	--	--
Charles E. Cotter		3,201		$55.94	1/13/2020	--	--	--	--
Charles E. Cotter		3,201		$55.94	1/13/2021	--	--	--	--

(1)
Columns (b) and (c) represent stock options which vest 1/7 each year in accordance with the BOK Financial 2003 Stock Option Plan (as amended) and the BOK Financial 2009 Omnibus Incentive Plan and terminate three years after vesting, except those grants identified with an “*” which represent stock options awarded pursuant to the BOK Financial 2001 Stock Option Plan.  In 2001, BOK Financial adopted a plan to extend the life of stock options granted in 1997, 1998 and 1999 by two years.  Each year, on the day that one-seventh of the 1997, 1998 and 1999 options expire, new stock options are granted in the same number (the “Special Options”).  The exercise price for the Special Options is the market value of BOK financial common stock on NASDAQ on the day of grant.  The Special Options vest two years after the grant date and expire 45 days after vesting.

(2)
Column (d) represents stock options granted as long-term incentive pursuant to the Executive Incentive Plan, the amount of which remains subject to adjustment based on EPS Growth over a three year performance period as further described in “Compensation Discussion and Analysis” on page 24 herein.

(3)
Column (g) represents performance shares which are no longer subject to adjustment based upon the three year performance period, but which have not yet completed the five year vesting period.  Performance shares vest on the fifth anniversary of the last day of the year for which the performance shares were issued.  The performance shares may not be sold for three years unless certain stock ownership guidelines are met as described in “Compensation Discussion and Analysis” on page 24.

(4)	Market value of performance shares is based on the fair market value of Company common stock on December 31, 2011.

(5)
Column (i) represents performance shares granted as long-term incentive pursuant to the Executive Incentive Plan the amount of which remain subject to adjustment based on EPS Growth over a three year performance period as further described in “Compensation Discussion and Analysis” on page 24 herein.  Performance shares vest on the fifth anniversary of the last day of the year for which the performance shares were issued.  The performance shares may not be sold for three years unless certain stock ownership guidelines are met as described in “Compensation Discussion and Analysis.”

PENSION BENEFITS

The Pension Plan was established in 1987 as a cash balance defined benefit pension plan.  Benefits are determined based on a hypothetical account balance that accumulates over time.  The account balances grow based on a 5.25% interest credit on prior balances.  In 2006, the company curtailed its contributions to the pension plan for all employees, including named executives; however, the hypothetical amounts continue to grow based on interest credit.

The normal retirement age under the Pension Plan is age 65.  At that time, a participant may receive a lump sum equal to his or her account balance.  The participant may also elect to receive an annuity payment from the Pension Plan.  Various annuity forms are available. The following table describes the present value of the named executive officers’ pension benefits:

(a)	(b)	(c)	(d)	(e)
Name	Plan Name	Number of Years Credited Service (1)	Present Value of Accumulated Benefit (2)	Payments During Last Fiscal Year
Stanley A. Lybarger	BOKF Pension Plan	32	$515,936	0
Steven E. Nell	BOKF Pension Plan	14	$112,782	0
Steven G. Bradshaw	BOKF Pension Plan	15	$145,026	0
Daniel H. Ellinor	BOKF Pension Plan	2	$22,990	0
Charles E. Cotter	BOKF Pension Plan	15	$205,478	0

(1)
Named executives are credited with the number of years employed by the Company since the Pension Plan’s inception in 1987 (through December 31, 2005 when the number of years of credited service was frozen), with the exception of Mr. Lybarger, whose credited service includes employment before the inception of the Pension Plan.

(2)	The calculation of present value of accumulated benefits assumes a discount rate of 5.25% of the projected account balance at age 65.

NONQUALIFIED DEFERRED COMPENSATION

Pursuant to individual Deferred Compensation Agreements, the named executive officers were permitted, until December 31, 2004, to defer certain compensation.  In response to IRS guidance, these Deferred Compensation Agreements were amended in December of 2004 to preclude the deferral of future compensation and subsequently terminated.  Future deferrals would require entry into a new agreement.

Mr. Lybarger is the only named executive officer who entered into an Amended and Restated 409A Deferred Compensation Agreement pursuant to which awards may be deferred. The Company maintains a record-keeping account that reflects the number of shares received upon exercise and the number of performance shares that are deferred.  Mr. Lybarger may elect annually to convert all or a portion of the value measure of his deferred awards from Company stock to alternate investments.  Benefits under the Amended and Restated 409A Deferred Compensation Agreement will be paid no earlier than six months after Mr. Lybarger’s retirement or termination.  However, upon a showing of financial hardship, he may be allowed to access funds in his deferred compensation account.  Benefits shall be paid in one lump sum.

The following table describes the current balance of deferral accounts:

(a)	(b)	(c)	(d)		(e)	(f)
Name(1)	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY(2) ($)		Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Stanley A. Lybarger	$1,462,604	--	$76,680	(3)	--	$23,839,466
Steven E. Nell	--	--	$(1,044	)(4)(5)	--	$268,967
Daniel H. Ellinor	--	--	$(6,338	)(4)	--	$57,045
Steven G. Bradshaw	--	--	$(15,754	)(4)(5)	--	$232,962

(1)	Mr. Cotter is a named executive but is not listed as he elected not to have a deferral account.

Earnings on deferred compensation include:

(2)	For all four named executives listed, earnings include gains or losses reported on investments in distressed asset and venture capital funds.

(3)	For Mr. Lybarger, earnings on a hypothetical portfolio of assets indexed to various debt and equity funds.

(4)	For Messrs. Nell, Ellinor, and Bradshaw, earnings include interest earned on uninvested cash accrued at BOKF’s money market deposit rates.

(5)	For Messrs. Nell and Bradshaw, earnings include dividends paid and changes in fair value of BOK Financial common stock.

POTENTIAL PAYMENTS UPON TERMINATION

Stanley A. Lybarger

The following tables show potential payments to the Chief Executive Officer under existing contracts, agreements, plans or arrangements for various scenarios involving a change-in-control or termination, assuming a December 31, 2011 termination date (except with regard to “Normal Retirement” and “Early Retirement” as described below) and, where applicable, using the closing price of BOK Financial common stock of $54.93 (as reported on NASDAQ as of December 31, 2011).

Executive Payments Upon Termination (1)	Voluntary Termination		Early Retirement (Prior to Age 65(2))		Normal Retirement (Age 65 or older(2))		Involuntary not for Cause Termination (3)		Involuntary for Cause Termination (3)	Termination Event(4)		Death		Disability
Severance Payments	$0		$0		$0		$898,600	(5)	$0	$898,600	(5)	$484,300	(6)	$0
Non-Equity Incentive	$621,450	(7)	$621,450	(7)	$621,450	(7)	$621,450	(7)	$0	$621,450	(7)	$621,450	(7)	$621,450	(7)
Stock Options (unvested and accelerated)	$358,484	(8)	$358,484	(8)	$358,484	(8)	$358,484	(8)	$0	$358,484	(8)	$358,484	(8)	$358,484	(8)
Performance Shares (unvested and accelerated)	$7,186,107	(8,9)	$7,186,107	(8,9)	$7,186,107	(8,9)	$7,186,107	(8,9)	$0	$7,186,107	(8,9)	$7,186,107	(8)	$7,186,107	(8)
Tax Gross-Up	$0		$0		$0		$50,585	(10)	$0	$50,585	(10)	$50,585	(10)	$0
Health Benefits	$0		$9,058	(11)	$0		$0		$0	$0		$0		$0

(1)
Executive Payments upon Termination does not include payments of deferred compensation which are described on page 53 herein.  The table assumes that the CEO has been paid all amounts owed through the date of termination.  CEO has agreed that for two years following termination for any reason other than termination without cause, CEO will not (i) engage in the banking business generally, or in any business in which BOKF or its affiliates is engaged, in specified trade areas, (ii) solicit clients of BOKF or its affiliates for banking business generally, or for any business in which BOKF or its affiliates is engaged, or (iii) solicit any employees of BOKF or its affiliates to seek employment with any person or entity other than BOKF or its affiliates.

(2)
Assumes the closing price of BOK Financial common stock of $54.93 (as reported on NASDAQ as of December 31, 2011) and salary, stock option, performance share and benefit information as of December 31, 2011.

(3)
BOK Financial shall be deemed to have cause to terminate CEO if one or more of the following events occur:  (i) any willful failure to substantially perform CEO’s obligations under his agreement, (ii) any willful act materially injurious to BOKF or (iii) any dishonest or fraudulent act.

(4)
Pursuant to the CEO’s employment agreement dated June 7, 1991 (as amended and restated), a “Termination Event” gives the CEO the right to terminate his employment agreement and includes (i) a Change in Control, (ii) a reduction in annual salary other than as provided for in the agreement, (iii) change in duties which causes CEO’s position with BOKF to become of less importance or responsibility or (iv) a material breach of the agreement by BOKF.  A “Change in Control” occurs when either (i) Mr. George Kaiser (together with affiliated entities and family members and relatives) ceases either to be the largest shareholder of BOK Financial or BOKF (considering indirect ownership through BOK Financial) or (ii) Mr. Kaiser ceases to be Chairman of BOKF unless CEO becomes Chairman of BOKF.

(5)	Equals twelve months annual salary and a one-time payment of $70,000.

(6)	Equals six months annual salary and a one-time payment of $70,000.

(7)
Equals 75% of the CEO’s annual salary which has been the historical target of annual incentive compensation under the Executive Incentive Plan as further described on page 29 herein.  Payment of Non-Equity Incentives will be calculated in accordance with the Executive Incentive Plan (subject to pro-ration from the first day of such plan year (or other plan period) through the date of termination and contingent on achievement of performance goals) and made in cash on a date as soon as administratively possible within the 45 day period after the first day of the year next following the year of separation from service, other than in the event of death or disability, in which case payments will be made within 45 days of death or disability.

(8)
Assumes certain conditions including (i) CEO’s continued employment though, at a minimum, December 15, 2012, (ii) the continued agreement between the CEO and the Chairman of the Board that a candidate qualified to become CEO has been recruited (and, in the event of a dispute, a determination by the Board of Directors), and (iii) that  BOK Financial has maintained satisfactory performance through the date of the CEO’s termination giving due consideration to the performance of the United States economy in general and peer group financial institutions in the United States in particular.  The options expire no later than 185 days following CEO’s termination date.

(9)
The performance shares shall, following the CEO’s termination date, be subject to increase or forfeiture and shall be paid at the time and in the manner provided in the applicable BOK Financial restricted or performance share plan, subject to pro-ration from the first day of such plan year (or other plan period) through the date of termination; provided, however, that shares shall vest upon the achievement of the performance goals.

(10)	Tax gross-up on the one-time payment of $70,000 noted in footnotes 5 and 6 is calculated at the highest incremental rate actually experienced by the CEO.

(11)
In the event the CEO terminates employment after December 15, 2013, but before age 65, CEO shall be permitted to continue as a part-time employee, consultant, director with special duties or in some other capacity to the extent reasonably required to permit CEO to continue to participate in the Company’s health benefits so long as CEO continues to owe a duty of loyalty to the Company and has not reached the age of 65.  $9,058 is the estimated annual heath care benefit cost to the Company.

Steven E. Nell and Charles E. Cotter 1

Neither Mr. Nell nor Mr. Cotter is subject to an employment agreement and upon termination would not be entitled to any additional payment or accelerated vesting except as provided to BOKF employees generally.  Pursuant to BOKF’s standard severance, if terminated without cause2 on December 31, 2011, Mr. Nell and Mr. Cotter would have received $171,283 and $159,390 respectively.

Pursuant to BOK Financial employee stock option and performance share plans in place for BOKF executives generally, in the event Mr. Nell or Mr. Cotter were terminated without cause2 within twelve months following a Change of Control3, they would vest in their unvested performance shares and stock options and would have ninety days to exercise their stock options.  As of December 31, 2011, Mr. Nell held $540,291 in unvested performance shares and $951,081 in unvested stock options and Mr. Cotter held $0 in unvested performance shares and $1,410,785 in unvested stock options.

Steven G. Bradshaw and Daniel E. Ellinor1

Both Mr. Bradshaw and Mr. Ellinor are subject to employment agreements which commenced October 15, 2003 and may be terminated by either BOK Financial or executive upon ninety days prior written notice.  Pursuant to these agreements, if terminated on December 31, 2011 without cause2, Mr. Bradshaw and Mr. Ellinor would have been entitled to receive: (i) BOKF’s standard severance plus an additional twelve months of annual salary for a total severance of $656,176 and $551,215 respectively and (ii) ninety days of health, 401(k) and pension benefits4 equaling $12,585 and $6,246 respectively.

Additionally, for two years following termination for cause2 and one year following termination for any other reason (including expiration of the term), both Mr. Bradshaw and Mr. Ellinor are prohibited from soliciting customers or employees of BOK Financial or its affiliates for which they will receive $3,000 every year the non-solicitation terms are in effect.

Pursuant to BOK Financial employee stock option and performance share plans for BOKF executives generally, in the event Mr. Bradshaw or Mr. Ellinor were terminated without cause2 within twelve months following a Change of Control3, they would vest in their unvested performance shares and stock options and would have ninety days to exercise their stock options.  As of December 31, 2011, Mr. Bradshaw held $1,163,088 in unvested performance shares and $924,551 in unvested stock options and Mr. Ellinor held $1,371,712 in unvested performance shares and $794,551 in unvested stock options.

(1)
Executive Payments upon Termination does not include payments of deferred compensation which are described on page 52 herein, if applicable.  The narrative assumes (i)  that the executive has been paid all amounts owed through the date of termination, (ii)  the closing price of BOK Financial common stock of $54.93 (as reported on NASDAQ as of December 31, 2011); and (iii) and salary, stock option, performance share and benefit information as of December 31, 2011.  Except as expressly provided herein or amounts owed up through the date of termination, Executive does not receive any additional payments in the event of voluntary termination, early retirement (prior to age 65), retirement (age 65 or older), involuntary for cause termination, change in control, or upon death or upon disability.

(2)
For purposes of this discussion, termination of executive for cause would generally be termination for (i) failure to substantially perform his duties, (ii) committing any act which is intended to injure BOK Financial or its affiliates, (iii) conviction of any criminal act  or act involving moral turpitude, (iv) committing any dishonest or fraudulent act which is material to BOKF or its affiliates, including reputation or (v) refusing to obey orders of the CEO unless such instructions would require executive to commit an illegal act, could subject executive to personal liability, would require executive to violate the terms of his agreement or are inconsistent with recognized ethical standards or inconsistent with the duties of an officer of the bank.

(3)
“Change of Control” occurs if Mr. George Kaiser, and/or members of the family of Mr. Kaiser collectively cease to own more shares of the voting capital stock of BOKF than any other shareholder (or group of shareholders acting in concert to control BOKF to the exclusion of Mr. Kaiser, affiliates of Mr. Kaiser or members of the family of Mr. Kaiser); or BOK Financial ceases to own directly or indirectly more than 50% of the voting capital stock of BOKF.

(4)	While BOK Financial no longer contributes to the pension plan, the hypothetical account balance increases at 5.25% annually and the executive may receive this interest for the identified period.

RELATED PARTY TRANSACTION REVIEW AND APPROVAL POLICY

BOK Financial has a written related party transaction policy, approved by the Risk Oversight and Audit Committee, which requires that all related party transactions reportable pursuant to SEC regulation S-K, Item 404(a) must be submitted to the Chief Financial Officer (“CFO”) for review.  The Audit Committee conducts appropriate review and oversight of such transactions for potential conflict of interest situations in accordance with NASDAQ Rule 5630(a).

The related-party transaction must be intended for the benefit of the Company and made on terms no less favorable than those terms for unrelated persons. The CFO must also consider whether the transaction is occurring at arm’s length and the impact of the related party transaction on financial statement accounting and disclosure.

If the CFO determines that the transaction would be material, he must present the details and his conclusion to the Chairman of the Audit Committee.  The Chairman of the Audit Committee will submit the related party transaction to the Audit Committee for approval based upon the same criteria as considered by the CFO, in addition to such criteria as may be deemed relevant by the members.

The Company annually requires each of its directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related person transactions.  The Company’s Office of General Counsel reviews all transactions disclosed in the officer and director questionnaires and discusses any transactions not previously identified with the CFO and verifies compliance with independence requirements under NASDAQ Rule 5605 and Section 162(m) of the Internal Revenue Code.

CERTAIN TRANSACTIONS

Certain principal shareholders, directors of the Company and their associates were customers of and had loan transactions with BOK Financial or its subsidiaries during 2011.  None of them currently outstanding are classified as nonaccrual, past due, restructured or potential problem loans.  All such loans (i) were made in the ordinary course of business, (ii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Company, and (iii) did not involve more than normal risk of collectability or present other unfavorable features.

Certain related parties are customers of the Company for services other than loans, including consumer banking, corporate banking, risk management, wealth management, brokerage and trading, or fiduciary/trust services.  The Company engages in transactions with related parties in the ordinary course of business and in compliance with applicable regulation.

BOK leases office space in the Copper Oaks and Lewis Center facilities located in Tulsa, Oklahoma, which are owned by Mr. Kaiser and affiliates.  Lease payments for both facilities totaled $998,000 in 2011.  BOK also leases office space in the Penn Park facility located in Oklahoma City, Oklahoma, which is owned by Mr. Kaiser and affiliates.  Lease payments for this space totaled $149,000 in 2011.

QuikTrip Corporation has entered into a fee sharing agreement with TransFund, BOKF’s automated teller machine (ATM) network, (“TransFund”) respecting transactions completed at TransFund ATMs placed in QuikTrip locations.  In 2011, BOKF paid QuikTrip approximately $3.1 million pursuant to this agreement.  Mr. Cadieux, a BOK Financial director, is Chief Executive Officer, Chairman, and a shareholder of QuikTrip Corporation.

Great Plains National Bank, located in Elk City, Oklahoma, received ATM and debit card services from TransFund for which it paid approximately $560,000 in fees.  Steven Nell, the Company’s Chief Financial Officer, and certain family members own approximately 13.7% of Great Plains National Bank.  Mr. Nell’s father, W.B. Nell, Jr., is Chairman of the Great Plains National Bank Board of Directors.

In 2009, Argonaut VPP, an affiliate of Mr. Kaiser, entered into natural gas and oil hedges.  The fair value of the hedges depends on the market price of the hedged commodities, varies from day to day, and could, on any given day, be a long or short position.  BOK offsets customer positions with counterparties.  On December 31, 2011, the fair value of the hedge was a $10.1 million long position from Argonaut VPP’s perspective.  Argonaut VPP did not enter into any new natural gas or oil hedges in 2011.

On June 9, 2011, the Company terminated its $100 million First Amended Debenture with its Chairman and principal shareholder, George B. Kaiser (the “GBK First Amended Debenture”).  There were no amounts outstanding under the GBK First Amended Debenture and no penalties or costs were paid by the Company for termination.  The GBK First Amended Debenture was replaced with a $100 million senior unsecured 364 day revolving credit facility with Wells Fargo Bank, National Association, as administrative agent, and other commercial banks.

On December 4, 2008, the Company entered into a $25,000,000 loan commitment with the Tulsa Community Foundation (“TCF”) to be secured by tax-exempt bonds purchased from the Tulsa Stadium Trust (an Oklahoma public trust of which the City of Tulsa is the sole beneficiary) by TCF.  Stanley Lybarger, President and CEO of the Company, is Chairman of the Tulsa Stadium Trust.

INSIDER REPORTING

Based upon a review of the filings with the Securities and Exchange Commission and written representations that no other reports were required, we believe that all of our directors and executive officers complied during fiscal year 2011 with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 with the exception of a late report in February 2012 relating to 1,000 shares acquired by Mr. Allen in August 2011; late reports in October 2011 and November 2011 relating to 7,891 shares acquired and 6,324 shares disposed through exercise of stock options for Mr. Ball; a late report in July 2011 relating to 16,730 shares acquired and 13,702 shares disposed through exercise of stock options for Mr. Bradshaw; a late report in February 2012 relating to 557 shares disposed through sale of stock for Mrs. Bell in December 2011; a late report in November 2011 relating to 12,749 shares acquired and 11,631 shares disposed through the exercise of stock options for Mr. Ellinor; and a late report in June 2011 relating to 515 shares disposed through sale of stock for Mr. Hargis.

PROPOSALS OF SHAREHOLDERS

The Board of Directors will consider proposals of shareholders intended to be presented for action at the Annual Meeting of Shareholders.  According to the rules of the Securities and Exchange Commission, such proposals shall be included in the Company's Proxy Statement if they are received in a timely manner and if certain other requirements are met.  For a shareholder proposal to be included in the Company's Proxy Statement relating to the 2013 Annual Shareholders' Meeting, a written proposal complying with the requirements established by the Securities and Exchange Commission must be received at the Company's principal executive offices, located at Bank of Oklahoma Tower, Tulsa, Oklahoma 74172, no later than December 1, 2012.

OTHER MATTERS

Management does not know of any matters to be presented for action at the meeting other than those listed in the Notice of Meeting and referred to herein.  If any other matters properly come before the meeting, it is intended that the Proxy solicited hereby will be voted in accordance with the recommendations of the Board of Directors.

COPIES OF THE ANNUAL REPORT ON FORM 10-K AND OTHER DISCLOSURE STATEMENTS FOR BOK FINANCIAL CORPORATION MAY BE OBTAINED WITHOUT CHARGE TO THE SHAREHOLDERS BY WRITING TO THE CHIEF FINANCIAL OFFICER, BOK FINANCIAL CORPORATION, P. O. BOX 2300, TULSA, OKLAHOMA 74192, OR THROUGH THE INTERNET AT WWW.EMATERIALS.COM/BOKF  OR VIA E-MAIL TO SHINKLE@BOKF.COM.

THE COMPANY MAKES AVAILABLE ITS PERIODIC AND CURRENT REPORTS, FREE OF CHARGE, ON ITS WEB SITE AS SOON AS REASONABLY PRACTICABLE AFTER SUCH MATERIAL IS ELECTRONICALLY FILED WITH, OR FURNISHED TO, THE SEC AT HTTP://WWW.BOKF.COM.

                                                     Shareowner Services
P.O. Box 64945
St. Paul, MN 55164-0945
                                                                                                                                                                                                                                                                      COMPANY #

Vote by Internet, Telephone or Mail
24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named

proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

:	INTERNET – www.eproxy.com/bokf

Use the Internet to vote your proxy until 12:00 p.m. (CT) on April 23, 2012.

(	PHONE – 1-800-560-1965

Use a touch-tone telephone to vote your proxy until 12:00 p.m. (CT) on April 23, 2012.

*	MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW,

SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

The Board of Directors Recommends a Vote FOR Items 1, 2 and 3.

1.                 Election of directors:                            01 Gregory S. Allen                     07 William E. Durrett                             13 Robert J. LaFortune □ Vote FOR     □ Vote WITHHELD

                                                                                      02 C. Fred Ball, Jr.                       08 John W. Gibson                                14 Stanley A. Lybarger           all nominees         from all

                                                              03 Sharon J. Bell                          09 David F. Griffin                                 15 Steven J. Malcolm              (except as                   nominees

                                                             04 Peter C. Boylan, III                  10 V. Burns Hargis                                 16 E.C. Richards                       marked)

                                                            05 Chester Cadieux, III                  11 E. Carey Joullian, IV                         17 Michael C. Turpen

                                                            06 Joseph W. Craft, III                  12 George B. Kaiser

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.           Ratification of the selection of Ernst & Young LLP as BOK Financial Corporation’s
independent auditors for the fiscal year ending December 31, 2012                                                                          □ For            □ Against     □ Abstain

3.           Advisory vote to approve the compensation of the named executive officers                                         □ For            □ Against     □ Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH ITEM, UNLESS YOU ARE VOTING SHARES HELD IN THE BOK FINANCIAL THRIFT PLAN (THE “PLAN”), IN WHICH CASE, IF NO DIRECTION IS GIVEN FOR SHARES HELD IN THE PLAN, SUCH SHARES WILL BE VOTED BY THE TRUSTEE OF THE PLAN IN THE SAME RATIO AS THOSE SHARES CREDITED TO THE ACCOUNTS OF THE PLAN MEMBERS WHO DO GIVE INSTRUCTIONS TO THE TRUSTEE.

Address Change? Mark box, sign, and indicate changes below:    □                                                                                                                                Date _____________________________________

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

BOK Financial Corporation
ANNUAL MEETING OF STOCKHOLDERS
Tuesday, April 24, 2012
11:00 a.m. CDT
Bank of Oklahoma Tower
One Williams Center
Tulsa, Oklahoma

 proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on April 24, 2012.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” Items 1, 2 and 3, unless you are voting shares held in the BOK Financial Thrift Plan (the “Plan”), in which case, if no direction is given for shares held in the Plan, such shares will be voted by the Trustee of the Plan in the same ratio as those shares credited to the accounts of the Plan members who do give instructions to the Trustee.

By signing the proxy, you revoke all prior proxies and appoint Frederic Dorwart and Tamara R. Wagman, and each of them with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

See reverse for voting instructions.

                                                      Shareowner Services
P.O. Box 64945
St. Paul, MN 55164-0945
                                                                                                                                                                                                                                                                                                                   COMPANY #

BOK FINANCIAL CORPORATION

ANNUAL MEETING OF STOCKHOLDERS
Tuesday, April 24, 2012
11:00 a.m. CDT

Bank of Oklahoma Tower
One Williams Center
Tulsa, Oklahoma

Directions to the BOK Financial Corporation Annual
Meeting are available in the proxy statement which can be viewed at www.ematerials.com/bokf.

Important Notice Regarding the Availability of Proxy Materials for the
Stockholder Meeting to be Held on April 24, 2012.

Notice is hereby given that the Annual Meeting of Stockholders of BOK Financial Corporation will be held at Bank of Oklahoma Tower, One Williams Center, Tulsa, Oklahoma on Tuesday, April 24, 2012 at 11:00 a.m. CDT.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The Proxy Statement and Annual Report are available at   www.ematerials.com/bokf

If you want to receive a paper copy or an e-mail with links to the electronic materials, you must request one.  There is no charge to you for requesting a copy.  Please make your request for a copy as instructed on the reverse side of this notice on or before April 12, 2012 to facilitate timely delivery.

Matters intended to be acted upon at the meeting are listed below.

The Board of Directors Recommends a Vote FOR Items 1, 2 and 3.

1. Election of Directors;

2. Ratification of the selection of Ernst & Young LLP as the Company’s independent auditor for the fiscal year ending December 31, 2012; and

3. Advisory vote to approve the compensation of the named executive officers.

THIS IS NOT A FORM FOR VOTING

You may immediately vote your proxy on the Internet at:

www.eproxy.com/bokf

• Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on April 23, 2012.

• Please have this Notice and the last four digits of your Social Security Number or Tax Identification Number available. Follow the instructions to vote your proxy.

Your Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

To request paper copies of the proxy materials, which include the proxy card, proxy statement and annual report, please contact us via:

:	Internet – Access the Internet and go to www.ematerials.com/bokf. Follow the instructions to log in, and order copies.

(	Telephone – Call us free of charge at 866-697-9377 in the U.S. or Canada, using a touch-tone phone,

and follow the instructions to log in and order copies.

*	Email – Send us an email at ep@ematerials.com with “BOKF Materials Request” in the subject line.

The email must include:

•	The 3-digit company # and the 11-digit control # located in the box in the upper right hand corner on the front of this notice.

•	Your preference to receive printed materials via mail -or- to receive an email with links to the electronic materials.

•	If you choose email delivery you must include the email address.

•	If you would like this election to apply to delivery of material for all future meetings, write the word “Permanent” and include the last 4 digits of your Tax ID number in the email.